                                                                  EXECUTION COPY

                                   $25,000,000

                                CREDIT AGREEMENT

                            Dated as of June 30, 2005

                                      Among

                             HUDSON MARITIME CORP.,
                           KENSINGTON SHIPPING CORP.,
                                       and
                             WINDSOR MARITIME CORP.,

                                  as Borrowers,

                           TBS INTERNATIONAL LIMITED,
                        TRANSWORLD CARGO CARRIERS, S.A.,
                          TBS WORLDWIDE SERVICES INC.,
                            TBS PACIFIC LINER, LTD.,
                         TBS LATIN AMERICA LINER, LTD.,
                         TBS NORTH AMERICA LINER, LTD.,
                            TBS OCEAN CARRIERS, LTD.,
                         TBS MIDDLE EAST CARRIERS, LTD.,
                              TBS EUROLINES, LTD.,
                               TBS LOGISTICS LTD.,
                            WESTBROOK HOLDINGS LTD.,
                              LEAF SHIPPING CORP.,
                           PACIFIC RIM SHIPPING CORP.,

          and the Additional Guarantors party hereto from time to time,

                                 as Guarantors,

                                       and

                             BANK OF AMERICA, N.A.,
                                    as Lender

                                Table of Contents
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                                        i

                                Table of Contents
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                                   (continued)

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   Schedule I     List of Approved Ship Management Companies
   Schedule II    List of Acceptable Appraisers

   Exhibit A -    Form of Notice of Draw down
   Exhibit B -    Form of Note
   Exhibit C -    Form of Credit Agreement Supplement
   Exhibit D -    [Intentionally Omitted]
   Exhibit E -    Form of Mortgage
   Exhibit F -    Form of Multi-Party Agreement
   Exhibit G -    Form of Philippine Assignment
   Exhibit H -    Form of Insurance Assignment
   Exhibit I-1-   Form of Opinion of Cardillo & Corbett
   Exhibit I-2 -  Form of Opinion of Conyers, Dill & Pearman
   Exhibit I-3 -  Form of Opinion of Patton, Moreno & Asvat
   Exhibit J -    Form of Approved Manager's Undertaking
   Exhibit K -    Form of Earnings Assignment

                                       ii

     This CREDIT AGREEMENT (as such may be amended, supplemented (including by way of each Credit Agreement Supplement executed and delivered pursuant to
Section 7.01(o)), or otherwise modified from time to time, this "Agreement") is dated as of June 30, 2005 among (i) HUDSON MARITIME CORP., KENSINGTON SHIPPING
CORP. and WINDSOR MARITIME CORP., each a Marshall Islands corporation, jointly and severally as Borrowers (collectively, the "Borrowers"), (ii) TBS
INTERNATIONAL LIMITED, a Bermuda corporation ("TBSIL"); TRANS WORLD CARGO
CARRIERS, S.A., a Marshall Islands corporation; TBS WORLDWIDE SERVICES INC., a
Marshall Islands corporation; TBS PACIFIC LINER, LTD., a Marshall Islands corporation; TBS LATIN AMERICA LINER, LTD., a Marshall Islands corporation; TBS
NORTH AMERICA LINER, LTD., a Marshall Islands corporation; TBS OCEAN CARRIERS,
LTD, a Marshall Islands corporation; TBS MIDDLE EAST CARRIERS, LTD., a Marshall
Islands corporation; TBS EUROLINES, LTD., a Marshall Islands corporation; TBS
LOGISTICS LTD., a Marshall Islands corporation, WESTBROOK HOLDINGS LTD., a
Marshall Islands corporation; LEAF SHIPPING CORP., a Marshall Islands corporation; and PACIFIC RIM SHIPPING CORP., a Marshall Islands corporation
(collectively, the "Initial Guarantors") and the Additional Guarantors party hereto from time to time, and (iii) BANK OF AMERICA, N.A., as Lender (together with is successors and permitted assigns, the "Lender").

                             PRELIMINARY STATEMENTS:

     1. The Borrowers have requested that the Lender lend an aggregate amount up to $25,000,000 to the Borrowers in order to finance or refinance a portion of the purchase price of up to three Vessels.

     2. The Initial Guarantors have agreed, in order to induce the Lender to make such amounts available to the Borrowers hereunder, to guarantee all of the obligations of the Borrowers under this Agreement, the Notes and the other Loan
Documents.

     3. The Lender has agreed to lend such amounts to the Borrowers on the terms and conditions set forth herein.

     NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements contained herein, the parties hereto hereby agree as follows:

                                    ARTICLE I

                        DEFINITIONS AND ACCOUNTING TERMS

     SECTION 1.01. Certain Defined Terms. As used in this Agreement, the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

     "Additional Guarantor" means each Subsidiary of TBSIL that shall execute and deliver to the Lender a Credit Agreement Supplement pursuant to Section
7.01(o).

     "Advance" means an advance made by the Lender to the Borrowers pursuant to
Section 2.01 hereof and refers to a Base Rate Advance or a Eurodollar Rate
Advance (each of which shall be a "Type" of Advance).

     "Affiliate" means, as to any Person, any other Person that, directly or indirectly, controls, is controlled by or is under common control with such
Person or is a director or officer of such Person.

     "Agreement" has the meaning specified in the introduction hereto.

     "Applicable Margin" means a per annum rate equal to:

          (a) with respect to Base Rate Advances, 1.25%; and

          (b) with respect to Eurodollar Rate Advances, 2.75%.

     "Appraiser" means any of the ship inspectors, surveyors, consultants or sale and purchase brokerage companies identified in Schedule II hereto, and any other independent inspector, surveyor, consultant or sale and purchase ship brokerage company that the Lender may in its sole discretion, approve from time to time for purposes of this Agreement.

     "Approved Manager" means any of the ship management companies identified in
Schedule I hereto, or any other company that the Lender may, in its sole discretion, approve from time to time as the technical manager of the Vessels.

     "Approved Manager's Undertakings" means each of the undertakings to be made by an Approved Manager in favor of the Lender in respect of a Vessel and in substantially the form of Exhibit J.

     "Base Rate" means for any day a fluctuating rate per annum equal to the higher of (a) the Federal Funds Rate plus 0.50% and (b) the rate of interest in effect for such day as publicly announced from time to time by the Lender as its
"prime rate" (the "Prime Rate"). The Prime Rate is a rate set by the Lender based upon various factors, including the Lender's costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above, or below such announced rate. Any change in such Prime Rate announced by the Lender shall take effect at the opening of business on the day specified in the public announcement of such change.

     "Base Rate Advance" means an Advance that bears interest based on the Base
Rate.

     "BBA LIBOR" has the meaning specified in the definition of Eurodollar Base
Rate.

     "Book Value" means, as of the date of any determination thereof, for any asset of TBSIL or any of its Subsidiaries, the value at which such asset is recorded and reported by TBSIL in its consolidated financial statements in accordance with GAAP, consistently applied.

     "Borrowers" means each of the Marshall Islands corporations identified as
Borrowers in the introduction hereto.

     "Business Day" means any day other than a Saturday, Sunday or other day on which commercial banks are authorized to close under the laws of, or are in fact closed in, New York City and, if such day relates to any Eurodollar Rate
Advance, means any such day on which dealings in Dollar deposits are conducted by and between banks in the London interbank eurodollar market.

     "Capitalized Lease" of any Person means any lease or other arrangement conveying the right to use real or personal property to such Person and for which the obligation of such Person for Rentals is required to be capitalized on a balance sheet of the lessee in accordance with GAAP.

     "Cash" means, as of the date of any determination thereof, the total amount of all cash and Cash Equivalents, as determined on a Consolidated basis in accordance with GAAP, of TBSIL and its Subsidiaries, including interest-bearing deposits in banks or trust companies organized under the laws of any Permitted
Country or any state thereof, and having capital, surplus and undivided profits aggregating at least $500,000,000, with maturities of less than one year held by
TBSIL and its Subsidiaries as the same are reflected in a consolidated balance sheet of TBSIL and its Subsidiaries delivered in accordance with Section
7.01(g)(i) and (ii).

     "Cash Equivalents" means (i) securities directly issued or fully and unconditionally guaranteed or insured, as to principal and interest, by the
United States or any agency or instrumentality thereof (provided that the full faith and credit of the United States is pledged in support thereof), and (ii)
time deposits, certificates of deposit or deposits in the interbank market of any commercial bank of recognized standing organized under the laws of the
United States, any state thereof or any foreign jurisdiction, having capital and surplus in excess of $500,000,000, and rated at least A or the equivalent thereof by S&P, with respect to clause (ii) above, and in each case having maturities of not more than 90 days from the date of acquisition.

     "Change of Control" means (a) the Initial Owner Group ceasing to own, directly or indirectly, and control, collectively, at least 33? of the issued and outstanding Voting Stock of TBSIL or (b) any Persons, their Affiliates and, in the case of any such Person that is a natural person, such Person's spouse and natural and adopted children and any trusts created for their exclusive benefit, that are not a part of the Initial Owner Group owning, directly or indirectly, or controlling collectively a percentage of the issued and outstanding Voting Stock of TBSIL equal to or greater than the percentage of the
Voting Stock of TBSIL owned, directly or indirectly, or controlled collectively by the Initial Owner Group at such time.

     "Charter" means, with respect to each Vessel, each Philippine Charter with respect to such Vessel and each time charter entered into from time to time by any Charterer with respect to such Vessel.

     "Charterer" means, with respect to any Vessel, each of the Philippine
Charterers, TBSIL and TBSIL's Affiliates, but only so long as it shall charter any Vessel.

     "Classification Society" means, in respect of any Vessel, American Bureau of Shipping, Lloyd's Register of Shipping, Det norske Veritas, Nippon Kaiji
Kyokai or, in any case, such other classification society as is selected by the
Borrowers with the prior written consent of the Lender.

     "Code" means the Internal Revenue Code of 1986, as amended from time to time, and the regulations promulgated and the rulings issued thereunder.

     "Collateral" means all "Collateral" referred to in the Collateral Documents and all other property that is or is intended to be subject to any Lien in favor of the Lender as security for any or all of the obligations of any Borrower or other Obligor under any Loan Document.

     "Collateral Documents" means (a) this Agreement (where the context so admits), (b) the Mortgages, (c) the Multi-Party Agreements, (d) the Earnings
Assignments, (e) the Insurance Assignments, (f) the Philippine Assignments, (g)
the Approved Manager's Undertakings, and (h) any other document that provides for the guarantee of the obligations of any Person under any Loan Document or that creates, or purports to create, a Lien in favor of, or for the benefit of, the Lender as security for any such obligation.

     "Commitment" has the meaning specified in Section 2.01.

     "Commitment Termination Date" means July 29, 2005 or such earlier day as the Commitment shall have been canceled pursuant to the provisions of this
Agreement.

     "Consolidated" refers to the consolidation of accounts in accordance with
GAAP.

     "Convert", "Conversion" and "Converted" each refers to a conversion of an
Advance of one Type into an Advance of the other Type pursuant to Section 2.07.

     "Credit Agreement Supplement" has the meaning specified in Section 7.01(o).

     "Debt" of any Person means, whether recourse is secured by or is otherwise available against all or only a portion of the assets of such Person and whether or not contingent, but without duplication:

          (a) every obligation of such Person for money borrowed;

          (b) every obligation of such Person evidenced by bonds, debentures, notes or other similar instruments, including all such obligations incurred in connection with the acquisition of property, assets or businesses;

          (c) every reimbursement obligation of such Person with respect to letters of credit, bankers' acceptances or similar facilities issued for the account of such Person;

          (d) every obligation of such Person issued or assumed as the deferred purchase price of property or services (including securities repurchase agreements but excluding trade accounts payable or accrued liabilities arising in the ordinary course of business which are not overdue or which are being contested in good faith);

          (e) every obligation of such Person under any Capitalized Lease;

          (f) every obligation of such Person under any Synthetic Lease;

          (g) all sales by such Person of (i) accounts or general intangibles for money due or to become due, (ii) chattel paper, instruments or documents creating or evidencing a right to payment of money or (iii) other receivables (collectively "Receivables"), whether pursuant to a purchase facility or otherwise, other than in connection with the disposition of the business operations of such Person relating thereto or a disposition of defaulted Receivables for collection and not as a financing arrangement, and together with any obligation of such Person to pay any discount, interest, fees, indemnities, penalties, recourse, expenses or other amounts in connection therewith;

          (h) every obligation of such Person (an "Equity Related Purchase
     Obligation") to purchase, redeem, retire or otherwise acquire for value any shares of capital stock issued by such Person or any rights measured by the value of such capital stock;

          (i) every obligation of such Person under any forward contract, futures contract, swap, option or other financing agreement or arrangement
     (including caps, floors, collars and similar agreements), the value of which is dependent upon interest rates, currency exchange rates, commodities or other indices (a "Derivative Contract");

          (j) every obligation in respect of Debt of any other entity (including any partnership in which such Person is a general partner) to the extent that such Person is liable therefor as a result of such Person's ownership interest in or other relationship with such entity, except to the extent that the terms of such Debt provide that such Person is not liable therefor and such terms are enforceable under applicable law;

          (k) every obligation, contingent or otherwise, of such Person
     Guaranteeing, or having the economic effect of Guaranteeing or otherwise acting as surety for, any obligation of a type described in any of clauses
     (a) through (j) (the "Primary Obligation") of another Person (the "Primary
     Obligor"), in any manner, whether directly or indirectly, and including any obligation of such Person (i) to purchase or pay (or advance or supply funds for the purchase of) any security for the payment of such Primary
     Obligation, (ii) to purchase property, securities or services for the purpose of assuring the payment of such Primary Obligation, or (iii) to maintain working capital, equity capital or other financial statement condition or liquidity of the primary obligor so as to enable the Primary
     Obligor to pay such Primary Obligation.

The "amount" or "principal amount" of any Debt at any time of determination represented by:

          (t) any Debt, issued at a price that is less than the principal amount at maturity thereof, shall be the amount of the liability in respect thereof determined in accordance with GAAP;

          (u) any Capitalized Lease shall be the principal component of the aggregate of the rentals obligation under such Capitalized Lease payable over the term thereof that is not subject to termination by the lessee;

          (v) any sale of Receivables shall be the amount of unrecovered capital or principal investment of the purchaser (other than the Borrowers or any of their wholly-owned Subsidiaries) thereof, excluding amounts representative of yield or interest earned on such investment;

          (w) any Synthetic Lease shall be the stipulated loss value, termination value or other equivalent amount;

          (x) any Derivative Contract shall be the maximum amount of any termination or loss payment required to be paid by such Person if such
     Derivative Contract were, at the time of determination, to be terminated by reason of any event of default or early termination event thereunder, whether or not such event of default or early termination event has in fact occurred;

          (y) any Equity Related Purchase Obligation shall be the maximum fixed redemption or purchase price thereof inclusive of any accrued and unpaid dividends to be comprised in such redemption or purchase price; and

          (z) any Guaranty or other contingent liability referred to in clause
     (k) shall be an amount equal to the stated or determinable amount of the
     Primary Obligation in respect of which such Guarantee or other contingent obligation is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof (assuming such Person is required to perform thereunder) as determined by such Person in good faith.

     "Default" means any Event of Default or any event that would constitute an
Event of Default but for the requirement that notice be given or time elapse or both.

     "Dollars" and the signs "$" and "US$" each means lawful money of the United
States.

     "Drawdown Date" means each requested date for the making of an Advance, which shall not be later than the Commitment Termination Date.

     "Early Termination Date" has the meaning specified in Section 14 of the
Master Agreement.

     "Earnings Assignments" means each of the assignments of earnings made or to be made by a Borrower in favor of the Lender in respect of a Vessel and in substantially the form of Exhibit K.

     "EBITDA" means, for any period, an amount equal to Net Income for such period plus, to the extent deducted in the calculation of Net Income and without duplication, income tax expense for such period, and Total Interest Expense paid or accrued during such period, plus, to the extent deducted in the calculation of Net Income and without duplication, depreciation and amortization for such period, in each case of TBSIL and its Subsidiaries for such period determined on a Consolidated basis in accordance with GAAP.

     "Environmental Action" means any administrative, regulatory or judicial action, suit, demand, demand letter, claim, notice of non-compliance or violation, investigation, proceeding, consent order or consent agreement based upon or arising out of any Environmental Law or any Environmental Permit,
including (a) any claim by any governmental or regulatory authority for enforcement, cleanup, removal, response, remedial or other actions or damages pursuant to any Environmental Law and (b) any claim by any third party seeking damages, contribution, or injunctive relief arising from alleged injury or threat of injury to health, safety or the environment.

     "Environmental Incident" means (a) any release of Environmentally Sensitive
Material from a Vessel; or (b) any incident in which Environmentally Sensitive
Material is released from a vessel other than the Vessels and which involves collision between a Vessel and such other vessel or some other incident of navigation or operation, in either case, where such Vessel or any of the
Borrowers is actually or allegedly at fault or otherwise liable (in whole or in part); or (c) any incident in which Environmentally Sensitive Material is released from a vessel other than a Vessel and where any of the Vessels is actually or potentially liable to be arrested as a result thereof and/or where any of the Borrowers are actually or allegedly at fault or otherwise liable.

     "Environmental Law" means any federal, state or local law, rule, regulation, order, writ, judgment, injunction, decree, determination or award relating to the environment, health or safety including, the Comprehensive
Environmental Response, Compensation, and Liability Act of 1980, the Oil
Pollution Act of 1990, the Resource Conservation and Recovery Act, the Hazardous
Materials Transportation Act, the Clean Water Act, the Toxic Substances Control
Act, the Clean Air Act, the Safe Drinking Water Act, the Atomic Energy Act, the
Federal Insecticide, Fungicide and Rodenticide Act and the Occupational Safety
and Health Act.

     "Environmental Permit" means any permit, approval, identification number, license or other authorization required under any Environmental Law.

     "Environmentally Sensitive Material" means oil, oil products, any other substance that is polluting, toxic or hazardous or any substance the release of which into the environment is regulated, prohibited or penalized by or pursuant to any Environmental Law.

     "Eurodollar Base Rate" has the meaning specified in the definition of
Eurodollar Rate.

     "Eurodollar Rate" means for any Interest Period with respect to a
Eurodollar Rate Advance, a rate per annum determined by the Lender pursuant to the following formula:

                                         Eurodollar Base Rate
             Eurodollar Rate = ----------------------------------------
                                 1.00 - Eurodollar Reserve Percentage

     Where,

          "Eurodollar Base Rate" means, for such Interest Period (rounded upwards, as necessary, to the nearest 1/100 of 1%), the rate per annum equal to the British Bankers Association LIBOR Rate ("BBA LIBOR"), as
          published by Reuters (or other commercially available source providing quotations of BBA LIBOR as designated by the Lender from time to time)
          at

          approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period, for Dollar deposits (for delivery on the first day of such Interest Period) with a term equivalent to such Interest Period. If such rate is not available at such time for any reason, then the "Eurodollar Base Rate" for such
          Interest Period shall be the rate per annum determined by the Lender to be the rate at which deposits in Dollars for delivery on the first day of such Interest Period in same day funds in the approximate amount of the Eurodollar Rate Advance being made, continued or converted by Bank of America and with a term equivalent to such
          Interest Period would be offered by Bank of America's London Branch to major banks in the London interbank eurodollar market at their request at approximately 11:00 a.m. (London time) two Business Days prior to the commencement of such Interest Period.

     "Eurodollar Rate Advance" means any Advance that bears interest at a rate based on the Eurodollar Rate.

     "Eurodollar Reserve Percentage" means, for any day during any Interest
Period, the reserve percentage (expressed as a decimal, carried out to five decimal places) in effect on such day, whether or not applicable to the Lender, under regulations issued from time to time by the Board of Governors of the
Federal Reserve System of the United States for determining the maximum reserve requirement (including any emergency, supplemental or other marginal reserve requirement) with respect to Eurocurrency funding (currently referred to as
"Eurocurrency liabilities"). The Eurodollar Rate for each outstanding Eurodollar
Rate Advance shall be adjusted automatically as of the effective date of any change in the Eurodollar Reserve Percentage.

     "Event of Loss" means any of the following events: (x) the actual or constructive total loss or the agreed or compromised total loss of a Vessel; or
(y) the capture, condemnation, confiscation, requisition (excluding any requisition for hire for a fixed period not in excess of 180 days), purchase, seizure or forfeiture of, or any taking of title to, a Vessel. An Event of Loss shall be deemed to have occurred (i) in the event of an actual loss of a Vessel, at noon Greenwich Mean Time on the date of such loss or if that is not known on the date which such Vessel was last heard from; (ii) in the event of damage which results in a constructive or compromised or arranged total loss of a
Vessel, at noon Greenwich Mean Time on the date of the event giving rise to such damage; or (iii) in the case of an event referred to in clause (y) above, at noon Greenwich Mean Time on the date on which such event is expressed to take effect by the Person making the same. Notwithstanding the foregoing, if the relevant Vessel shall have been returned to the relevant Borrower following any capture, requisition or seizure referred to in clause (y) above prior to the date upon which payment if required to be made under Section 2.05(b)(ii), no
Event of Loss shall be deemed to have occurred by reason of such capture, requisition or seizure.

     "Event of Default" has the meaning specified in Section 8.01.

     "Fair Market Value" means, in relation to any Vessel, the fair market value of such Vessel determined by means of the most recent Valuation delivered to the
Lender pursuant to Section 3.02(f)(iii) or 7.01(g)(v) with respect to such
Vessel.

     "Federal Funds Rate" means, for any day, the rate per annum equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such date, as published by the Federal Reserve Bank of New York on the Business Day
next succeeding such date; provided that (i) if such day is not a Business Day, the Federal Funds Rate for such date shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business
Day, and (ii) if no such rate is so published on such next succeeding Business
Day, the Federal Funds Rate for such date shall be the average rate (rounded upward, if necessary, to a whole multiple of 1/100 of 1%) charged to the Lender on such date on such transactions as determined by the Lender.

     "Fee Letter" means the fee letter dated as of the date hereof among the
Borrowers and the Lender.

     "Final Payment Date" means June 30, 2010.

     "Financing Agreement" means each loan, lease, charter, financing, conditional sale, Guarantee or other agreement in effect from time to time and pursuant to which TBSIL or any of its Subsidiaries is obligated to pay any Debt or any rent.

     "Fixed Charge Coverage Ratio" means, for any fiscal quarter of TBSIL, the ratio for the six-month period ending on the last day of such fiscal quarter of
(i) EBITDA, minus (A) income tax expense and (B) all capital expenditures made to extend the useful life of any vessel that are required to keep such vessel operational and required to be added to the depreciable basis of such vessel and capitalized in accordance with GAAP, to (ii) the sum of Total Interest Expense and the aggregate amount of repayments of principal of any Debt that are required to be made, in each case of TBSIL and its Subsidiaries, determined on a
Consolidated basis in accordance with GAAP.

     "Funded Debt" means, as of any date of determination thereof, the sum of the aggregate amount of Debt relating to (a) the borrowing of money or the obtaining of credit, including the issuance of notes or bonds, (b) the deferred purchase price of assets (other than trade payables incurred in the ordinary course of business), (c) any Synthetic Leases or any Capitalized Leases and (d)
the maximum drawing amount of all letters of credit outstanding and bankers acceptances, in each case of TBSIL and its Subsidiaries on such date determined on a Consolidated basis in accordance with GAAP; provided, however, that for purposes of calculating the Total Leverage Ratio for each fiscal quarter of
TBSIL ending on September June 30, 2005 or September 30, 2005, such sum shall be reduced by the aggregate amount of Cash and Cash Equivalents of TBSIL in excess of that required to be maintained as of such date pursuant to Section 6.01(d).

     "GAAP" means generally accepted accounting principles in effect from time to time in the United States.

     "Guarantee" by any Person means, without duplication, any obligation (other than endorsements in the ordinary course of business of negotiable instruments for deposit or collection), contingent or otherwise, of such Person directly or indirectly guaranteeing or having

the economic effect of a guarantee of any Debt or other obligation of any other
Person and, without limiting the generality of the foregoing, any obligation, direct or indirect, contingent or otherwise, of such Person (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Debt or other obligation or any security therefor (whether arising by virtue of partnership arrangements, by agreement to keep-well, to take-or-pay (or similar arrangements involving the purchase of goods, securities or services), or to maintain working capital, equity capital or any other financial statement condition or liquidity of such other Person or otherwise); or (ii) entered into for the purpose of assuring in any other manner the obligee of such Debt or other obligation of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part); provided that the term "Guarantee"
used as a verb has a corresponding meaning.

     "Guaranteed Obligations" has the meaning specified in Section 5.01.

     "Guarantor" means each of the Additional Guarantors, if any, and the
Initial Guarantors.

     "Hazardous Materials" means (a) petroleum or petroleum products, natural or synthetic gas, asbestos in any form that is or could become friable, urea formaldehyde foam insulation and radon gas, (b) any substances defined as or included in the definition of "hazardous substances," "hazardous wastes,"
"hazardous materials," "extremely hazardous wastes," "restricted hazardous wastes," "toxic substances," "toxic pollutants," "contaminants" or "pollutants,"
or words of similar import, under any Environmental Law and (c) any other substance exposure to which is regulated under any Environmental Law.

     "Indemnified Party" means the Lender and each of its Affiliates, and their respective officers, directors, employees, agents and advisors.

     "Initial Guarantors" has the meaning specified in the introduction hereto.

     "Initial Owner Group" means Joseph Royce, Gregg McNelis, Alkis N. Meimaris,
Lawrence Blatte and James Bayley, in each case together with their respective spouses and natural and adopted children and any trusts created for their exclusive benefit.

     "Insurance Assignments" means each of the first-priority assignments of insurances made or to be made by a Borrower and a Philippine Charterer in favor of the Lender in respect of a Vessel and in substantially the form of Exhibit H.

     "Interest Period" means, for each Eurodollar Rate Advance, (x) in the case of the first such period, the period commencing on the Drawdown Date for such
Eurodollar Rate Advance or the date of the Conversion of any Base Rate Advance into such Eurodollar Rate Advance and ending on the last day of the period selected by the Borrowers pursuant to the provisions below and (y) thereafter, each subsequent period commencing on the last day of the immediately preceding
Interest Period and ending on the last day of the period selected by the
Borrowers pursuant to the provisions below. The duration of each such Interest
Period shall be one, two, three, six or nine months (or such other period as may be requested by the Borrowers and consented to by the Lender so as to ensure that the Final Payment Date for the Eurodollar Advances is the last day of an
Interest Period) as the Borrowers may, upon notice received by the

                                       10

Lender not later than 11:00 A.M. (New York City time) on the third Business Day prior to the first day of such Interest Period, select or request; provided, that:

          (a) if the Borrowers select an Interest Period that extends beyond the next following Payment Date, the Borrowers shall also select a separate
     Interest Period for the principal installment of the Eurodollar Advances payable on such Payment Date that shall coincide with the maturity date of such installment; provided, that there may be no more than six Interest
     Periods subsisting at any time in relation to all Advances;

          (b) whenever the last day of any Interest Period would otherwise occur on a day other than a Business Day, the last day of such Interest Period shall be extended to occur on the next succeeding Business Day, provided that, if such extension would cause the last day of such Interest Period to occur in the next following calendar month, the last day of such Interest
     Period shall occur on the next preceding Business Day;

          (c) whenever the first day of any Interest Period occurs on a day in a calendar month for which there is no numerically corresponding day in the calendar month that succeeds such initial calendar month by the number of months equal to the number of months in such Interest Period, such Interest
     Period shall end on the last Business Day of such succeeding calendar month;

          (d) any notice given by the Borrowers selecting the duration of an
     Interest Period shall be irrevocable; and

          (e) the Lender, in its sole and absolute discretion, is satisfied that deposits in Dollars for a period equal to such Interest Period will be available to the Lender in the London Interbank Market at the commencement of such Interest Period and, if the Lender is not so satisfied, such
     Interest Period shall be of such duration as the Lender and the Borrowers shall agree (or, in the absence of such agreement, as the Lender shall specify).

     "ISM Code" means in relation to its application to each Borrower and each
Vessel and its operation:

          (a) 'The International Management Code for the Safe Operation of Ships
     and for Pollution Prevention', currently known or referred to as the 'ISM
     Code', adopted by the Assembly of the International Maritime Organisation
     by Resolution A.741(18) on November 4, 1993 and incorporated on May 19,
     1994 into chapter IX of the International Convention for the Safety of Life
     at Sea 1974 (SOLAS 1974); and

          (b) all further resolutions, circulars, codes, guidelines, regulations and recommendations which are now or in the future issued by or on behalf of the International Maritime Organisation or any other entity with responsibility for implementing the ISM Code, including the 'Guidelines on implementation or administering of the International Safety Management
     (ISM) Code by Administrations' produced by the International Maritime
     Organisation pursuant to Resolution A.788(19) adopted on November 25, 1995, as the same may be amended, supplemented or replaced from time to time.

                                       11

     "ISM Code Documentation" in relation to any Vessel includes:

          (a) the document of compliance (DOC) and safety management certificate
     (SMC) issued pursuant to the ISM Code in relation to such Vessel within the periods specified by the ISM Code;

          (b) all other documents and data which are relevant to the ISM Safety
     Management Systems and its implementation and verification which the Lender may reasonably require; and

          (c) any other documents which are prepared or which are otherwise relevant to establish and maintain such Vessel's or the relevant Borrower's compliance with the ISM Code which the Lender may reasonably require.

     "ISM Safety Management Systems" means the Safety Management System referred to in Clause 1.4 (or any other relevant provision) of the ISM Code.

     "ISPS Code" means, in relation to its application to each Borrower, any relevant Approved Manager and each Vessel and its operation, the International
Ship and Port Facility Security Code constituted pursuant to resolution
A.924(22) of the IMO adopted by a Diplomatic Conference of the IMO on Maritime
Security on 13 December 2002 and now set out in Chapter XI-2 of the Safety of
Life at Sea Convention (SOLAS) 1974 (as amended).

     "Laws" means, collectively, all international, foreign, federal, state and local statutes, treaties, rules, guidelines, regulations, ordinances, codes and administrative or judicial precedents or authorities, including the interpretation or administration thereof by any governmental authority charged with the enforcement, interpretation or administration thereof, and all applicable administrative orders, directed duties, requests, licenses, authorizations and permits of, and agreements with, any governmental authority, in each case whether or not having the force of law.

     "Lender" has the meaning specified in the introduction hereto.

     "Lender's Account" means the account of the Lender maintained by the Lender with Bank of America, New York, New York; ABA# 026-009-593; A/C: Business Credit
Services/Middle Market-NE Team 3; A/C# 1093600000591; further credit to: CO#493;
Ref: Hudson/Windsor Maritime Corp.; or such other account as may from time to time be notified by the Lender to the Borrowers.

     "Lien" means, with respect to any asset, any interest in such asset securing an obligation owed to, or a claim by, a Person other than the owner of the asset, whether such interest is based on the common law, statute or contract, and including the security interest or lien arising from a mortgage, encumbrance, pledge, conditional sale, title retention agreement or trust receipt or a lease, consignment or bailment for security purposes or any arrangement having substantially the same economic effect as any of the foregoing. The term "Lien" shall include reservations, exceptions, encroachments, easements, rights-of-way, covenants, conditions, restrictions, leases and other title exceptions and encumbrances (including, with respect to stock, any purchase options or calls, stockholder agreements, voting trust agreements, buy-back agreements and all

                                       12

similar arrangements) affecting property. For the purposes of this Agreement,
TBSIL or any of its Subsidiaries shall be deemed to be the owner of any property which it has acquired or holds subject to a conditional sale agreement,
Capitalized Lease or other arrangement pursuant to which title to the property has been retained by or vested in some other Person for security purposes and such retention or vesting shall constitute a Lien.

     "Loan Documents" means this Agreement (including each Credit Agreement
Supplement), the Master Agreement, the Notes, the Fee Letter, the Collateral
Documents and each notice, acknowledgement, power of attorney and other document or instrument executed and delivered pursuant thereto.

     "Margin Stock" has the meaning specified in Regulation U of the Board of
Governors of the Federal Reserve System and any successor regulations thereto, as in effect from time to time.

     "Master Agreement" means the Master Agreement (on the 2002 ISDA form as amended) dated as of the date hereof among the Borrowers, TBSIL and the Lender pursuant to which the Borrowers, TBSIL and the Lender may enter into one or more interest rate swap transactions to hedge the Borrowers' exposure under this
Agreement to interest rate fluctuations, and includes all transactions from time to time entered into and confirmations from time to time exchanged under such
Master Agreement, and any amending, supplementing or replacement agreements made from time to time.

     "Material Adverse Change" means a material adverse change in (i) the business, assets, properties, liabilities (actual or contingent), operations, condition (financial or otherwise) of the Borrowers, TBSIL and its Subsidiaries, taken as a whole, since December 31, 2004 or (ii) the facts and information regarding any Obligor as represented prior to the date of this Agreement;
provided that a material adverse change in TBSIL's results of operations shall not be measured against any forecast or projections provided to the Lender prior to the date of this Agreement.

     "Material Adverse Effect" means (i) a material adverse effect on the business, assets, properties, liabilities (actual or contingent), operations, condition (financial or otherwise) of the Borrowers, TBSIL and its Subsidiaries, taken as a whole, or any Charterer, (ii) an adverse effect on the ability of any
Obligor or any Charterer to perform any of its obligations under any Loan
Document, or (iii) an adverse effect on any of the rights and remedies of the
Lender under any Loan Document.

     "Mortgage" means each of the indentures of first naval mortgage made or to be made with respect to a Vessel by the Borrower owning such Vessel in favor of the Lender and in substantially the form of Exhibit E.

     "Multi-Party Agreement" means each of the multi-party agreements substantially in the form of Exhibit F and made with respect to a Vessel by the
Borrower owning such Vessel, the Lender and each Charterer of the Vessel (other than a Philippine Charterer) required by the terms hereof to be a party thereto.

     "Net Income" for any period means the net income (or deficit) of TBSIL and its Subsidiaries, after deduction of all expenses, taxes, and other proper charges, for such period

                                       13

determined on a Consolidated basis in accordance with GAAP and after eliminating therefrom all extraordinary nonrecurring items of income.

     "Net Present Rental Value" means, as of any date, the aggregate net present value of all Rental payable by TBSIL or any of its Subsidiaries to any Person
(other than TBSIL or any of its other Subsidiaries) pursuant to any Operating
Lease or, to the extent not an Operating Lease, any charter of any vessel that, after giving effect to any renewals or other extensions provided therein and in the absence of any early termination, shall or would have a term of one year or more, in each case discounted to such date at a rate of 8.00% per annum.

     "Note" means each joint and several promissory note of the Borrowers payable to the order of the Lender, in substantially the form of Exhibit B hereto, evidencing the aggregate indebtedness of the Borrowers to the Lender resulting from the Advances made or to be made by the Lender.

     "Notice of Drawdown" has the meaning specified in Section 2.03(a).

     "Obligors" means each of the Borrowers and the Guarantors, collectively.

     "Operating Lease" of any Person means any lease or other arrangement conveying the right to use personal property to such Person and for which the obligation of such Person for Rentals is not required to be capitalized on a balance sheet of the lessee in accordance with GAAP.

     "Other Taxes" has the meaning specified in Section 2.13(b).

     "Patriot Act" has the meaning specified in Section 9.12.

     "Payment Date" means the last day of each calendar quarter commencing
September 30, 2005 and continuing to and including the Final Payment Date.

     "Permitted Countries" means any or all of the following: United States of
America, United Kingdom, Ireland, France, Belgium, the Netherlands, Germany,
Sweden, Denmark, Norway, Switzerland, Finland, Austria, Spain, Portugal, Italy,
Luxembourg, Canada and Japan.

     "Person" means an individual, partnership, corporation (including a business trust), joint stock company, limited liability company, trust, unincorporated association, joint venture or other entity, or a government or any political subdivision or agency thereof.

     "Philippine Assignment" means each assignment of sub-charter and earnings made by the Philippine Charterer of any Vessel in favor of the Borrower owning such Vessel and substantially in the form of Exhibit G.

     "Philippine Charterer" means each of Filscan Shipping, Inc., Overseas Bulk
Transport, Inc., and Viking International Carriers, Inc.

     "Philippine Charter" means, with respect to any Vessel, each charter between a Borrower and a Philippine Charterer relating to such Vessel.

                                       14

     "Prime Rate" has the meaning specified in the definition of Base Rate.

     "Rentals" means and includes, as of the date of any determination thereof, all fixed payments (including as such all payments which the lessee is obligated to make to the lessor on termination of the lease or surrender of the property)
payable by a Person, as lessee or sublessee under a lease of real or personal property, exclusive of any amounts required to be paid by such Person, directly or indirectly (whether or not designated as rents or additional rents), on account of maintenance, repairs, insurance, taxes and similar charges incurred by such lessee or sublessee. Fixed rents under any so-called "percentage leases"
shall be computed solely on the basis of the minimum rents, if any, required to be paid by the lessee regardless of sales volume or gross revenues.

     "Replacement Covenant" has the meaning specified in Section 6.02.

     "S&P" means Standard & Poor's Ratings Group.

     "Securities and Exchange Commission" means the United States Securities and
Exchange Commission or any other governmental authority of the United States at the time administrating the Securities Act of 1933, as amended, the Investment
Company Act of 1940, as amended, or the Securities Exchange Act of 1934, as amended.

     "Solvent" means, with respect to any Person on a particular date, that on such date (a) the fair value of the property of such Person is greater than the total amount of liabilities, including contingent liabilities, of such Person,
(b) the present fair saleable value of the assets of such Person is not less than the amount that will be required to pay the probable liability of such
Person on its debts as they become absolute and matured, (c) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person's ability to pay as such debts and liabilities mature and (d)
such Person is not engaged in business or a transaction, and is not about to engage in business or a transaction, for which such Person's property would constitute an unreasonably small capital. The amount of contingent liabilities at any time shall be computed as the amount that, in the light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

     "Sub-Charterer" means Pacific Rim Shipping Corp.

     "Subordinated Obligation" has the meaning specified in Section 9.11.

     "Subordinating Obligor" has the meaning specified in Section 9.11.

     "Subsidiary" of any Person means any corporation, limited liability company, partnership, joint venture, trust or estate or other entity of which
(or in which) more than 50% of (a) the Voting Stock of such corporation, (b) the membership interests of such limited liability company, (c) the interest in the capital or profits of such partnership or joint venture or (d) the beneficial interest in such trust or estate is at the time directly or indirectly owned or controlled by such Person, by such Person and one or more of its other
Subsidiaries or by one or more of such Person's other Subsidiaries.

                                       15

     "Synthetic Lease" means, with respect to any Person, (a) any so-called synthetic, off-balance sheet or tax retention lease to which such Person is a party or (b) any agreement for the use or possession of property creating obligations that do not appear on the balance sheet of such Person but which, upon the insolvency or bankruptcy of such Person, would be characterized as the indebtedness of such Person (without regard to accounting treatment).

     "Tangible Net Worth" means, for the date of any determination thereof, the value of total assets (including leaseholds and leasehold improvements and reserves against assets but excluding goodwill, patents, trademarks, trade names, organization expense, unamortized debt discount and expense, capitalized or deferred research and development costs, deferred marketing expenses, and other like intangibles, and monies due from Affiliates, officers, directors, employees, shareholders, members or managers) of TBSIL and its Subsidiaries on such date, less Total Liabilities of TBSIL and its Subsidiaries on such date, including but not limited to accrued and deferred income taxes, of TBSIL and its
Subsidiaries on such date, in each case determined on a Consolidated basis.

     "Taxes" has the meaning specified in Section 2.13(a).

     "Total Leverage Ratio" means, with respect to any fiscal quarter of TBSIL, the ratio of (i) Funded Debt as of the last day of such fiscal quarter to (ii)
two times EBITDA for the six-month period ending as of the last day of such fiscal quarter.

     "Total Interest Expense" means, for any Person and any period, the aggregate amount of interest required to be paid or accrued by such Person during such period on all Debt of such Person outstanding during all or any part of such period, whether such interest was or is required to be reflected as an item of expense or capitalized, including payments consisting of interest in respect of all Capitalized Leases and Synthetic Leases of such Person and all commitment fees, agency fees, facility fees and similar fees or expenses payable by such Person in connection with the borrowing of money including, in the case of the Borrowers, all fees required to be paid pursuant to Section 2.08 or the
Fee Letter.

     "Total Liabilities" means, as to any Person on any date of determination, the sum of the current liabilities and long term liabilities of such Person on such date.

     "Transaction" has the meaning ascribed thereto in the introductory paragraph of the Master Agreement.

     "Type" has the meaning specified in the definition of Advance.

     "UCC" means the Uniform Commercial Code as in effect, from time to time and except as otherwise expressly provided herein or in any other Loan Document, in the State of New York; provided that, if perfection or the effect of perfection or non perfection or the priority of any security interest in any Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than the State of New York, "UCC" means the Uniform Commercial Code as in effect from time to time in such other jurisdiction for purposes of the provisions hereof relating to such perfection, effect of perfection or non perfection or priority.

     "United States" means the United States of America.

                                       16

     "Valuation" means, with respect to any Vessel, a valuation of such Vessel made (at the expense of the Borrowers) in Dollars at any relevant time by an
Appraiser with or without physical inspection of such Vessel (as the Lender may require in its sole discretion), on the basis of a sale for prompt delivery for cash at arms' length on normal commercial terms as between a willing seller and a willing buyer, free of any existing charter or other contracts of employment, and shall be conclusive evidence of the fair market value of such Vessel at the date of such valuation.

     "Vessel" means each bulk carrier or multipurpose tweendeck bulk carrier shipping vessel that the Borrowers notify to the Lender pursuant to Section 2.02 as a vessel that a Borrower owns and wishes to refinance or that a Borrower wishes purchase in either case with the assistance of an Advance and that the
Lender, in its absolute discretion, shall notify to the Borrowers as being acceptable to the Lender in accordance with Section 2.02, that is bareboat chartered by such Borrower to a Philippine Charterer and time chartered by such
Philippine Charterer to the Sub-Charterer, that is registered in the ownership of such Borrower under the laws and flag of the Republic of Panama and that shall not have been the subject of an Event of Loss, and everything belonging to such vessel.

     "Voting Stock" means stock of the class or classes pursuant to which the holders thereof have the general voting power under ordinary circumstances to elect at least a majority of the board of directors, managers or trustees of a corporation (irrespective of whether or not at the time stock of any other class or classes shall have or might have voting power by reason of the happening of any contingency).

     SECTION 1.02. Interpretation. (a) When used in this Agreement or any other
Loan Document, (i) the words "herein", "hereof" and "hereunder" and words of similar import shall refer to this Agreement or such other Loan Document as a whole and not to any provision of this Agreement or such other Loan Document, as the case may be, and the words "Article", "Section", "Schedule", "Appendix" and
"Exhibit" shall refer to Articles and Sections of, and Schedules, Appendices and
Exhibits to, this Agreement or such other Loan Document, respectively, unless otherwise specified, (ii) whenever the context so requires, the neuter gender includes the masculine or feminine, the masculine gender includes the feminine, and the singular number includes the plural, and vice versa, (iii) headings, subheadings and table of contents are solely for convenience of reference and shall not constitute a part of this Agreement or such other Loan Document nor shall they affect the meaning, construction or effect of any provision thereof,
(iv) references herein or therein to any Person shall include such Person, its successors and permitted assigns and transferees, (v) except as otherwise expressly provided herein or therein, reference to any agreement means such agreement as amended, modified or supplemented from time to time in accordance with the applicable provisions thereof and of the Loan Documents and (vi)
references to "including" shall mean including without limiting the generality of any description preceding such term and for purposes hereof the rule of ejusdem generis shall not be applicable to limit a general statement, followed by or referable to an enumeration of specific matters, to matters similar to those specifically mentioned.

     (b) In this Agreement or any other Loan Document, unless otherwise expressly provided herein, in the computation of periods of time from a specified date to a later specified

                                       17

date, the word "from" means "from and including" and the words "to" and "until"
each means "to but excluding".

     (c) For purposes of this the Agreement and the other Loan Documents, the term "control" (including the terms "controlling", "controlled by" and "under common control with") of a Person means the possession, direct or indirect, of the power to direct or cause direction of the management and policies of such
Person, whether through the ownership of Voting Stock, by contract or otherwise.

     (d) All accounting terms not specifically defined herein or in the other
Loan Documents shall be construed in accordance with GAAP.

                                   ARTICLE II

                       AMOUNTS AND TERMS OF THE ADVANCE(S)

     SECTION 2.01. The Commitment. The Lender agrees, on the terms and conditions hereinafter set forth, to make available to the Borrowers, and the
Borrowers agree to borrow, jointly and severally, from the Lender on any
Business Day during the period from the date hereof until and including the
Commitment Termination Date an aggregate principal amount at any time outstanding not to exceed $25,000,000 (the "Commitment") in not more than three
Advances. Each Advance shall be used by the Borrowers to finance or refinance a portion of the purchase price of a Vessel and shall be in an amount (a) not in excess of (i) 65% of the lesser of (A) the contract purchase price of such
Vessel and (B) the Fair Market Value of such Vessel on or about the Drawdown
Date determined on the basis of a Valuation delivered pursuant to Section
3.02(f)(iii) or (ii) the undrawn portion of the Commitment and (b) not less than
$5,000,000. Amounts borrowed under this Section 2.01 and repaid or prepaid may not be reborrowed.

     SECTION 2.02. The Vessels. If the Borrowers wish to borrow an Advance in relation to a vessel the Borrowers shall notify the Lender (i) the name or, in the case of a newbuilding, the hull number, of such vessel, (ii) the general description and deadweight tonnage of such vessel, (iii) the age of such vessel or, in the case of a newbuilding, the scheduled date of delivery of such vessel,
(iv) the identity of the current owner of such vessel or, in the case of a newbuilding, the shipyard at which such vessel was or is being built, (v) the purchase price of such vessel paid or to be paid by a Borrower, and (vi) such further information as the Lender may require. If available, the Borrowers shall also provide the Lender with a true and complete copy of any relevant acquisition agreement for such vessel. The Lender shall, as soon as reasonably practical, notify the Borrowers of its acceptance or rejection of such vessel for the purposes of an Advance (which acceptance or rejection shall be in the absolute discretion of the Lender) and, in the absence of any such notification of acceptance, the Lender shall be under no obligation to make any such Advance.

                                       18

     SECTION 2.03. Making the Advances. (a) Subject to the Lender's acceptance of a Vessel in accordance with Section 2.02 and the satisfaction of the conditions precedent in Sections 3.01 and 3.02 hereof, an Advance for such
Vessel shall be made on notice given not later than 11:00 A.M. (New York City time) on the third Business Day prior to the relevant Drawdown Date by the
Borrowers to the Lender. Each such notice of drawdown (a "Notice of Drawdown")
shall be by telecopier and be in substantially the form of Exhibit A hereto, specifying therein the name of the Vessel to be financed or refinanced with the proceeds of such Advance and the requested (i) Drawdown Date, which shall be a
Business Day, for such Advance, (ii) aggregate principal amount of such Advance,
(iii) Type of such Advance, and (iv) if such Advance is a Eurodollar Rate
Advance, duration of the initial Interest Period applicable to such Advance, and
(v) recipients (including payment instructions) of the proceeds of such Advance.
Upon fulfillment of the applicable conditions set forth in Article III, the
Lender will make such funds available to, or for the account of, the Borrowers according to the payment instructions set forth in the Notice of Drawdown.

     (b) Anything in this Article II to the contrary notwithstanding, the
Borrower shall not elect a Eurodollar Rate for any Advance if the aggregate amount of such Advance is less than $2,000,000 or the obligation of the Lender to make Eurodollar Rate Advances shall then be suspended pursuant to Section
2.07.

     (c) Each Notice of Drawdown shall be irrevocable and binding on the
Borrowers. The Borrowers shall indemnify the Lender against any loss, cost or expense incurred by the Lender as a result of any failure to fulfill on or before the Drawdown Date specified in any Notice of Drawdown the applicable conditions set forth in Article III, including any loss, cost or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by the Lender to fund the Advance to be made by the Lender on such
Drawdown Date when the Advance, as a result of such failure, is not made on such date.

     SECTION 2.04. Repayment. The Borrowers shall repay to the Lender the principal amount of the Advances in twenty consecutive quarterly installments payable on each Payment Date in an amount equal:

          (a) in the case of each installment payable on September 30, 2005,
     December 31, 2005, March 31, 2006, June 30, 2006, September 30, 2006,
     December 31, 2006, March 31, 2007 or June 30, 2007, to 6.25% of the
     aggregate original amount of the Advances (rounded up to the nearest whole
     Dollar);

          (b) in the case of each installment payable on September 30, 2007,
     December 31, 2007, March 31, 2008, June 30, 2008, September 30, 2008,
     December 3l, 2008, March 31, 2009 or June 30, 2009, to 5.00% of the
     aggregate original amount of the Advances (rounded up to the nearest whole
     Dollar);

          (c) in the case of each installment payable on September 30, 2009,
     December 3l, 2009 or March 31, 2010, to 2.50% of the aggregate original amount of the Advances (rounded up to the nearest whole Dollar); and

                                       19

          (d) in the case of the installment payable on the Final Payment Date, the aggregate principal amount of the Advances then outstanding.

     SECTION 2.05. Prepayments

     (a) Optional Prepayments. The Borrowers may, upon notice to the Lender, and if such notice is given the Borrowers shall in the amount and on the date specified in such notice, prepay the outstanding principal amount of any Advance in whole or in part, without any premium, fee or penalty other than the compensation and other amounts required by Section 2.05(c); provided, however, that (i) such notice of prepayment must be received by the Lender not later than
11:00 a.m. on the third Business Day prior to the date of such prepayment in case of any Eurodollar Rate Advance or on the date of prepayment in the case of any Base Rate Advance and, in either case, must specify the Advance to be prepaid (by the Type, date and amount thereof) and the amount and date of such prepayment and (ii) each partial prepayment shall be in an aggregate principal amount not less than $500,000 or an integral multiple of $100,000 in excess thereof (or, if the aggregate outstanding principal amount of such Advance is less, such aggregate outstanding principal amount). The amount of any Advance prepaid in part pursuant to this Section 2.05(a) shall be applied against the unpaid principal installments required to be paid with respect to such Advance in the inverse order of their maturity.

     (b) Mandatory Prepayments:

          (i) Sale of Vessel. In the event that any Borrower shall sell a Vessel pursuant to the provisions of Section 7.02(c), the Borrowers shall prepay, concurrently with the closing of such sale, an amount equal to (A) the greater of the amount required to be prepaid pursuant to Section 7.01(m)
     after giving effect to such sale and the release of the Mortgage with respect to such Vessel and (B) the net proceeds of such sale.

          (ii) Event of Loss. If an Event of Loss shall occur in relation to a
     Vessel, the Borrowers shall prepay the aggregate principal amount of the
     Advances on the date of receipt of insurance proceeds or other compensation attributable thereto in an amount equal to the greater of (A) the greater of the amount required to be prepaid pursuant to Section 7.01(m) after giving effect to such Event of Loss and (B) such proceeds or other compensation; provided, however, that if insurance proceeds or other compensation attributable to such Event of Loss shall not have been received by the Lender within 180 days following the date on which such
     Event of Loss shall be deemed to have occurred, the Borrowers shall prepay the aggregate principal amount of the Advances on such 180th day by an amount equal to (x) the greater of the amount required to be prepaid pursuant to Section 7.01(m) after giving effect to such Event of Loss and
     (y) the amount of insurance against total loss required to be maintained in respect of such Vessel pursuant to the Mortgage thereon.

          (iii) Advances in Excess of Borrowing Base. If the Borrowers shall be required to prepay any amount pursuant to Section 7.01(m) not as the result of an Event of Loss or a sale affecting any Vessel, the Borrower shall prepay such amount as provided in Section 7.01(m).

                                       20

          (iv) Application of Mandatory Prepayments. Any amount required to be prepaid pursuant this Section 2.01(b) shall be applied, first, pro rata against the principal amount of each Base Rate Advance then outstanding and the installments payable with respect to each such Base Rate Advance in inverse order of maturity and, second, to extent of any amount remaining thereafter, pro rata against the principal amount each Eurodollar Rate
     Advance then outstanding and the installments payable with respect to each such Eurodollar Rate Advance in inverse order of maturity.

     (c) Other Amounts. Any prepayment permitted or required hereunder shall be accompanied by payment of (i) all accrued and unpaid interest on the principal amount so prepaid to the date of that prepayment; (ii) in the event that any prepayment of any Eurodollar Rate Advance is made on a Business Day that is not the last day of an Interest Period applicable thereto, compensation to the
Lender in accordance with Section 9.04(b); and (iii) all other amounts then due and payable but not yet paid pursuant to the Loan Documents on or before the date of such prepayment.

     SECTION 2.06. Interest.

     (a) Ordinary Interest. Subject to subsection (b) of this Section 2.06, the
Borrowers shall pay interest on the unpaid principal amount of each Advance from
Drawdown Date for such Advance until such principal amount shall be repaid in full at the following times and rates per annum:

          (i) Base Rate Advances. During such periods as such Advance is a Base
     Rate Advance, a rate per annum equal at all times to the sum of (A) the
     Base Rate in effect from time to time, plus (B) the Applicable Margin from time to time, payable quarterly in arrears on each Payment Date during such periods and on the date any such Base Rate Advance shall be Converted or paid in full.

          (ii) Eurodollar Rate Advances. During such periods as such Advance is a Eurodollar Rate Advance, a rate per annum equal at all times during each
     Interest Period for such Advance to the sum of (A) the Eurodollar Rate in effect from time to time, plus (B) the Applicable Margin, payable in arrears on the last day of such Interest Period and, if such Interest
     Period has a duration of more than three months, on each day that occurs during such Interest Period every three months from the first day of such
     Interest Period, and on the date such Eurodollar Rate Advance shall be
     Converted or paid in full.

     (b) Default Interest. Upon the occurrence and during the continuance of an
Event of Default (or, in the case of any involuntary proceeding described in
Section 8.01(f), a Default), the Borrower shall pay interest on (i) the unpaid principal amount of each Advance owing to each Lender, payable in arrears on the dates referred to in clause (a)(i) or (a)(ii) above, at a rate per annum equal at all times to 2% per annum above the rate per annum required to be paid on such Advance pursuant to clause (a)(i) or (a)(ii) above and (ii) to the fullest extent permitted by law, the amount of any interest, fee or other amount payable hereunder that is not paid when due, from the date such amount shall be due until such amount shall be paid in full, payable in arrears on the date such amount shall be paid in full and on demand, at a rate per annum equal at all

                                       21

times to 2% per annum above the rate per annum required to be paid on Base Rate
Advances pursuant to clause (a)(i) above.

     SECTION 2.07. Interest Rate Determination.

     (a) The Lender shall give prompt notice to the Borrowers of the applicable interest rate determined by the Lender for purposes of Section 2.06(a)(i) or
(ii).

     (b) If, with respect to any Eurodollar Rate Advance, the Lender shall determine that (i) the Eurodollar Rate for any Interest Period for such Advance will not adequately reflect the cost to the Lender of making, funding or maintaining such Eurodollar Rate Advance for such Interest Period, (ii) Dollar deposits are not being offered to banks in the London interbank eurodollar market for the applicable amount and Interest Period of such Eurodollar Rate
Advance, (iii) adequate and reasonable means do not exist for determining the
Eurodollar Base Rate for any requested Interest Period with respect to any
Eurodollar Rate Advance, the Lender shall forthwith so notify the Borrowers, whereupon each Eurodollar Rate Advance shall automatically, on the last day of the then existing Interest Period therefor, Convert into a Base Rate Advance, and the obligation of the Lender to make, or to Convert Advances into,
Eurodollar Rate Advances shall be suspended until the Lender shall notify the
Borrowers that the circumstances causing such suspension no longer exist.

     (c) If the Borrowers shall fail to select the duration of any Interest
Period for any Eurodollar Rate Advance in accordance with the provisions contained in the definition of "Interest Period" in Section 1.01, such Advance shall automatically, on the last day of the then existing Interest Period therefor, Convert into a Base Rate Advance.

     (d) On the date on which the aggregate unpaid principal amount of any
Eurodollar Rate Advance shall be reduced, by payment or prepayment or otherwise, to less than $500,000, such Advance shall automatically Convert into a Base Rate
Advance and the obligation of the Lender to Convert such Advance into a
Eurodollar Rate Advance shall be suspended.

     (e) Upon the occurrence and during the continuance of any Event of Default
(or, in the case of any involuntary proceeding described in Section 8.01(f), a
Default), each Eurodollar Rate Advance shall automatically, on the last day of the then existing Interest Period therefor, Convert into a Base Rate Advance and the obligation of the Lender to make, or to Convert Advances into, Eurodollar
Rate Advances shall be suspended.

     (f) The Borrowers may on any Business Day, upon notice given to the Lender not later than 11:00 A.M. (New York City time) on the third Business Day prior to the date of the proposed Conversion and subject to the provisions of this
Section 2.07 and Section 2.12, Convert any Advance of one Type into an Advance of the other Type; provided, however, that any Conversion of any Eurodollar Rate
Advance into a Base Rate Advance shall be made only on the last day of an
Interest Period for such Eurodollar Rate Advance, any Conversion of any Base
Rate Advance into a Eurodollar Rate Advance shall be in an amount not less than the minimum amount specified in Section 2.03(b). Each such notice of a
Conversion shall, within the restrictions specified above, specify (i) the date of such Conversion, (ii) the Advance to be Converted, and (iii) if such
Conversion is into Eurodollar Rate Advances, the duration of

                                       22

the initial Interest Period for each such Advance. Each notice of Conversion shall be irrevocable and binding on the Borrowers.

     SECTION 2.08. Fees. The Borrowers shall pay to the Lender a commitment fee on the aggregate unused portion of the Commitment from time to time from date hereof until earlier of the Commitment Termination Date or the date on which the
Commitment is terminated or no portion of the Commitment is available hereunder, at a rate per annum equal to 0.45%, payable in arrears on the first Payment
Date.

     SECTION 2.09. Master Agreement. (a) If for any reason any part of any
Advance is not drawn down under this Agreement but nonetheless a Transaction has been entered into under the Master Agreement in relation thereto then, subject to Section 2.09(c), the Lender shall be entitled but not obliged to amend, supplement, cancel, net out, terminate, liquidate, transfer or assign all or any part of the rights, benefits and obligations created by the Master Agreement and/or to obtain or reestablish any hedge or related trading position in any manner and with any Person that the Lender in its absolute discretion decides, and in the event of the Lender exercising any part of its entitlement as aforesaid the Borrowers' continuing obligations under the Master Agreement shall, unless agreed otherwise by the Lender, be calculated so far as the Lender considers it practicable by reference to the repayment schedule for such Advance taking into account the fact that less than the full amount of such Advance has been advanced.

     (b) In the case of a prepayment of all or part of an Advance under this
Agreement then, subject to Section 2.09(c), the Lender shall be entitled but not obliged to amend, supplement, cancel, net out, transfer or assign all or such part of the rights, benefits and obligations created by the Master Agreement that equate or relate to the part of such Advance so prepaid and/or to obtain or reestablish any hedge or related trading position in any manner and with any
Person that the Lender in its absolute discretion decides, and in the case of a partial prepayment and the Lender exercising any part of its entitlement as aforesaid the Borrowers' continuing obligations under the Master Agreement shall, unless agreed otherwise by the Lender, be calculated so far as the Lender considers it practicable by reference to the amended repayment schedule for such
Advance taking account of the fact that less than the full amount of such
Advance remains outstanding.

     (c) If either (i) less than the full amount of an Advance is drawn down under this Agreement or (ii) less than the full amount of an Advance remains outstanding following a prepayment under this Agreement, and the Lender in its absolute discretion agrees, following its receipt of a written request from the
Borrowers, that the Borrowers may be permitted to maintain all or part of a
Transaction in an amount not wholly matched with or linked to all or part of such Advance, the Borrowers shall within ten days of being notified by the
Lender of such requirement provide the Lender with, or procure the provision to the Lender of, such additional security as shall in the opinion of the Lender acting reasonably be adequate to secure the performance of such Transaction, which additional security shall take such form, be constituted by such documentation, and be entered into between such parties, as the Lender in its absolute discretion may approve or require, and each document comprising such additional security shall constitute a Credit Support Document (as defined in
Section 14 of the Master Agreement).

                                       23

     (d) The Borrowers shall on the first written demand of the Lender indemnify the Lender in respect of all loss, cost and expense (including the fees and disbursements of legal advisers) incurred or sustained by the Lender as a consequence of or in relation to the effecting of any matters or transactions referred to in this Section 2.09.

     (e) Without prejudice to or limitation of the obligation of the Borrowers under Section 2.09(c), in the event that the Lender exercises any of its rights under Section 2.09(a) or (b) and such exercise results in all or part of a
Transaction being terminated, such termination shall be treated under the Master
Agreement in the same manner as if it were a Terminated Transaction (as defined in Section 14 of the Master Agreement) effected by the Lender after an Event of
Default by the Borrowers and, accordingly, the Lender shall be permitted to recover from the Borrowers payment for early termination calculated in accordance with the provisions of Section 6(e)(i) of the Master Agreement.

     SECTION 2.10. Increased Costs. (a) If, due to either (i) the introduction of or any change in or in the interpretation of any law or regulation or (ii)
the compliance by the Lender with any guideline or request from any central bank or other governmental authority, in any case introduced, changed, interpreted or requested after the date hereof (whether or not having the force of law), there shall be (x) imposed, modified or deemed applicable any reserve, special deposit or similar requirement against assets held by, or deposits in or for the account of, the Lender, (y) imposed on the Lender any tax of any kind whatsoever with respect to this Agreement or any Advance made by it, or any change in the basis of taxation of payments to the Lender in respect thereof (except for Indemnified
Taxes covered by Section 2.13), or (z) imposed on the Lender any other condition relating to this Agreement or the Advances, and the result of any event referred to in clause (x), (y) or (z) shall be to increase the cost to the Lender of agreeing to make or making, funding or maintaining any Advance or to reduce the amount of any sum received or receivable by the Lender hereunder or under any other Loan Document (whether of principal, interest or any other amount), then the Borrowers shall from time to time, jointly and severally and upon demand by the Lender, pay to the Lender additional amounts sufficient to compensate the
Lender for such increased cost; provided, however, that, before making any such demand, the Lender agrees to use reasonable efforts (consistent with its internal policy and legal and regulatory restrictions) to designate a different lending office for monitoring such Advance if the making of such a designation would avoid the need for, or reduce the amount of, such increased cost and would not, in the reasonable judgment of the Lender, be otherwise disadvantageous to the Lender. A certificate as to the amount of such increased cost, submitted to the Borrowers by the Lender, shall be conclusive and binding for all purposes, absent manifest error.

     (b) If the Lender determines that compliance with any law or regulation or any guideline or request from any central bank or other governmental or monetary authority in regard to capital adequacy (whether or not having the force of law), in any case in which such law, regulation, guideline or request became effective or was made after the date hereof, has or would have the effect of reducing the rate of return on the capital of, or maintained by, the Lender or any corporation controlling the Lender as a consequence of the Commitment or any
Advance hereunder and other commitments of this type, by increasing the amount of capital required or expected to be maintained by the Lender or any corporation controlling the Lender, to a level below that which the Lender or any corporation controlling the Lender could have achieved but

                                       24

for such adoption, effectiveness, change or compliance (taking into account the
Lender's or such corporation's policies with respect to capital adequacy) then the Borrowers shall, from time to time, pay the Lender, jointly and severally and upon demand by the Lender, such additional amount as may be specified by the
Lender as being sufficient to compensate the Lender for such reduction in return, to the extent that the Lender reasonably determines such reduction to be attributable to the existence of the Lender's commitment to lend hereunder;
provided however, that before making such demand, the Lender agrees to use reasonable efforts (consistent with its internal policy and legal and regulatory restrictions) to enter into consultations with the Borrowers in good faith and without prejudice to the rights of the Lender under this Agreement and the other
Loan Documents with regard to the impact of such law, regulation, guideline or request and the amount of compensation required by the Lender as aforesaid. A certificate as to such amounts submitted to the Borrowers by the Lender shall be conclusive and binding for all purposes, absent manifest error.

     SECTION 2.11. Illegality. Notwithstanding any other provision of this
Agreement, if the introduction of or any change in or in the interpretation of any law or regulation makes it unlawful, or any central bank or other governmental authority asserts that it is unlawful, for the Lender to perform its obligations hereunder to make any Advance or to fund or maintain any Advance or any part thereof hereunder, then, upon written notice by the Lender to the
Borrowers, the Lender and the Borrowers shall negotiate in good faith to agree on terms for the Lender to continue such Advance or any part thereof on a basis which is not unlawful. If no agreement shall be reached between the Borrowers and the Lender within a period which in the discretion of the Lender is reasonable, the Lender shall be entitled to give notice to the Borrowers that the obligation of the Lender to make or maintain such Advance or any part thereof shall be forthwith terminated and thereupon the aggregate outstanding principal amount of such Advance shall become due and payable in full, together with accrued interest thereon and other sums payable hereunder and such amounts as the Borrowers shall be obligated to reimburse the Lender pursuant to Section
9.04(b) if earlier prepayment is required by any law, regulation and/or regulatory requirement; provided, however, that, before making any such demand, the Lender shall designate a different lending office for monitoring such
Advance if the making of such a designation would avoid the need for giving such notice and demand and would not, in the judgment of the Lender, be otherwise disadvantageous to the Lender.

     SECTION 2.12. Payments and Computations. (a) The Borrowers shall make each payment hereunder and under the Notes not later than 11:00 A.M. (New York City time) on the day when due in Dollars to the Lender at the Lender's Account in same day funds. Partial payments of overdue amounts in respect of fees, expenses, interest and/or principal shall (unless specifically provided for elsewhere herein or in any other Loan Document) be applied to the payment of such overdue fees, expenses, interest and/or principal, as the case may be, in such order as the Lender may determine.

     (b) Each Obligor hereby authorizes the Lender, if and to the extent payment of principal, interest or fees owed to the Lender is not made when due hereunder or under any other Loan Document, to charge from time to time against any or all of the accounts of such Obligor with the Lender any amount so due.

                                       25

     (c) All computations of interest based on the Prime Rate shall be made by the Lender on the basis of a year of 365 or 366 days, as the case may be, and all computations of interest based on the Federal Funds Rate or the Eurodollar
Rate and of commitment fees shall be made by the Lender on the basis of a year of 360 days, in each case for the actual number of days (including the first day, but excluding the last day) occurring in the period for which such interest or commitment fees are payable. Each determination by the Lender of an interest rate hereunder shall be conclusive and binding for all purposes, absent manifest error.

     (d) Whenever any payment hereunder or under any Note shall be stated to be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of payment of interest or commitment fee, as the case may be; provided, however, if such extension would cause payment of interest on or principal of any Eurodollar Rate Advance to be made in the next following calendar month, such payment shall be made on the next preceding
Business Day.

     SECTION 2.13. Taxes. (a) All payments by the Borrowers of principal of, and interest on, the Advances, the Notes and all other amounts payable by the
Borrowers hereunder or under any other Loan Document shall be made free and clear of, and without deduction or withholding for or on account of any present or future income or franchise taxes and other taxes, fees, levies, duties, withholdings or other charges of any nature whatsoever now or hereafter imposed, withheld, collected or assessed by any taxing authority, but excluding (such non-excluded items being called "Taxes"), (i) net income, capital, doing business, and franchise taxes imposed on the Lender by the jurisdiction under the laws of which the Lender is organized or any political subdivision or taxing authority thereof or therein, or by any jurisdiction in which the Lender's lending office with respect to this Agreement is located, as the case may be, or any political subdivision or taxing authority thereof or therein; and (ii) any taxes, fees, levies, duties, withholdings or other charges that would not have been imposed but for the failure of the Lender to comply, after a timely written request from the Borrowers, with any certification, identification or other similar requirement with which the Lender is in its reasonable judgment eligible to comply, to establish entitlement to exemption from such tax. If the Borrowers shall be required by law to deduct any Taxes from or in respect of any sum payable hereunder or under any other Loan Document to the Lender, (i) the sum payable shall be increased as may be necessary so that after making all required deductions of Taxes (including deductions of Taxes applicable to additional sums payable under this Section 2.13) the Lender receives an amount equal to the sum it would have received had no such deductions of Taxes been made, (ii) the
Borrowers shall make such deductions and (iii) the Borrowers shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable law; provided, however, that the Lender shall designate a different lending office for monitoring the Advances if, in the judgment of the Lender, such designation would avoid the need for, or reduce the amount of, any Taxes required to be deducted from or in respect of any sum payable hereunder to the Lender and would not, in the judgment of the Lender, be otherwise disadvantageous to the Lender.

     (b) In addition, the Borrowers shall pay any present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies that arise from any payment made hereunder or under the Notes or from the execution, delivery or registration of, or

                                       26

otherwise with respect to, this Agreement or any other Loan Document
(hereinafter referred to as "Other Taxes").

     (c) The Borrowers shall indemnify the Lender for the full amount of Taxes or Other Taxes (including any Taxes or Other Taxes imposed by any jurisdiction on amounts payable under this Section 2.13) paid by the Lender and any liability
(including penalties, additions to tax, interest and expenses) arising therefrom or with respect thereto. This indemnification shall be made within 45 days from the date the Lender makes written demand therefor.

     (d) Within 30 days (or as soon thereafter as available) after the date of any payment of Taxes pursuant to this Section 2.13, the Borrowers shall furnish to the Lender, at its address referred to in Section 9.02, appropriate evidence of payment thereof.

     (e) The Lender shall, on or prior to the first Drawdown Date and from time to time thereafter if requested in writing by the Borrowers (but only so long thereafter as the Lender remains lawfully able to do so), provide the Borrowers with two duly completed copies of Internal Revenue Service Form W-9 or any substitute or successor form permitted or prescribed by the Internal Revenue
Service, certifying that the Lender is exempt from backup withholding.

     (f) Without prejudice to the survival of any other agreement of the
Borrowers hereunder, the agreements and obligations of the Borrowers contained in this Section 2.13 shall survive the payment in full of principal and interest hereunder and under the Notes.

                                   ARTICLE III

                        CONDITIONS OF CLOSING AND LENDING

     SECTION 3.01. Conditions Precedent to Closing. The obligation of the Lender to perform any of its obligations hereunder is subject to the following conditions precedent having been satisfied (or waived in writing by the Lender)
on the date hereof:

     (a) the Lender shall have received on or before the date hereof the following, each dated as of the date hereof (unless otherwise specified) and in form and substance satisfactory to the Lender:

          (i) a Note duly executed and delivered by the Borrowers and payable to the order of the Lender;

          (ii) certified copies of the resolutions of the board of directors
     (and shareholders, if necessary) of each of the Obligors approving this
     Agreement, the Notes and each other Loan Document to which it is or is to be a party, and of all documents evidencing other necessary corporate action and governmental approvals of each of the Obligors, if any, with respect to this Agreement, the Notes and each other Loan Document to which it is or is to be a party;

          (iii) a certificate of the secretary or an assistant secretary or treasurer of each of the Obligors certifying (A) the names and true signatures of the respective officers of each such Obligor authorized to sign this Agreement, the Notes, each other Loan

                                       27

     Document to which it is or is to be a party and the other documents to be delivered by it hereunder and thereunder and (B) if such certificate relates to a Borrower, the authorized share capital of such Borrower and the number of shares thereof that are issued and outstanding and the holders thereof;

          (iv) a copy of the articles of incorporation, certificate of incorporation or other constitutional document (as the case may be) and by-laws of each Obligor and each amendment thereto, certified (as of a date reasonably near the date hereof) by the secretary or assistant secretary of such Obligor as being a true and correct copy thereof;

          (v) a copy of a certificate of good standing of each Obligor, dated as of a date reasonably near the date hereof, certifying that such Obligor is duly incorporated and in good standing under the laws of its jurisdiction of incorporation;

          (vi) the Master Agreement, duly executed and delivered by the
     Borrowers, TBSIL and the Lender;

          (vii) a written confirmation from the Borrowers as to which individuals are authorized to give Notices of Drawdowns and instructions to the Lender on behalf of the Borrowers in respect of the selection of any
     Interest Period pursuant to this Agreement;

          (viii) a letter from Cardillo & Corbett accepting appointment as process agent for each Borrower and Initial Guarantor;

          (ix) an Internal Revenue Service Form W-8BEN or W8-ECI duly completed and executed by each Borrower and TBSIL pursuant to the Master Agreement;
     and

          (x) such documents and evidence as the Lender shall require, based on applicable law and regulations and the Lender's own internal guidelines, relating to the Lender's knowledge of its customers;

     (b) no Material Adverse Change shall have occurred;

     (c) no action, suit, investigation, litigation or proceeding shall be pending or, threatened in any court or before any arbitrator or governmental authority that could reasonably be expected to have a Material Adverse Effect;
and

     (d) the Borrowers shall have paid the fees required to be paid to the
Lender pursuant to the Fee Letter.

     SECTION 3.02. Conditions Precedent to Each Advance. The obligation of the
Lender to make an Advance on each Drawdown Date, including the first Advance on the first Drawdown Date, is subject to the following conditions precedent having been satisfied (or waived in writing by the Lender) on or prior to such Drawdown
Date:

     (a) the Lender shall have received a Notice of Drawdown with respect to such Advance as required by Section 2.03;

                                       28

     (b) the Borrowers shall have paid the fees due and payable pursuant to
Section 2.08 and all other fees payable pursuant this Agreement and the Fee
Letter;

     (c) immediately after the making of the relevant Advance, the aggregate outstanding principal amount of the Advances shall not exceed the Commitment;

     (d) immediately before and after giving effect to the making of the relevant Advance, no Default shall have occurred and be continuing;

     (e) the representations and warranties of the Obligors contained in this
Agreement and the other Loan Documents shall be true on and as of the date of the making of the relevant Advance, unless such representation or warranty shall expressly relate to a different date;

     (f) the Lender shall have received on or before the relevant Drawdown Date the following, each dated as of such Drawdown Date (unless otherwise specified), in form and substance satisfactory to the Lender (unless otherwise specified):

          (i) such evidence as the Lender and its counsel shall require in relation to the due authorization and execution by the relevant seller, as the case maybe, of the acquisition agreement relating to the relevant
     Vessel and all documents to be executed by the relevant seller pursuant thereto;

          (ii) evidence that (A) the relevant Vessel has been unconditionally delivered by the relevant seller to the relevant Borrower in accordance with all the terms of the relevant acquisition agreement, free and clear of all Liens, (B) the relevant seller shall have been paid in full under the terms of the relevant acquisition agreement, and (C) the relevant Vessel has been duly registered in the ownership of the relevant Borrower under the laws and the flag of the Republic of Panama and bareboat charter registered in the name of a Philippine Charterer of such Vessel under the laws and the flag of the Republic of the Philippines;

          (iii) a Valuation dated, in the case of any Valuation of the
     "Chesapeake Belle", not more than 60 days, or in the case of each other
     Valuation, not more than 14 days, prior to the relevant Drawdown Date indicating the Fair Market Value of the relevant Vessel and issued by an
     Appraiser selected by the Borrowers at the expense of the Borrowers;

          (iv) such evidence as the Lender or its counsel may require that cash contributions to the capital of the relevant Borrower shall have been made in an aggregate amount acceptable to the Lender in its sole absolute discretion and sufficient to fund any portion of the purchase price of the relevant Vessel and working capital of the relevant Borrower that shall not be funded out of the proceeds of the relevant Advance;

          (v) a certificate of each Obligor signed on behalf of such Obligor by its secretary or any assistant secretary or treasurer certifying as of such
     Drawdown Date as to (A) the absence of any amendment to the articles of incorporation, certificate of incorporation or other constitutional document (as the case may be) or by-laws of such Obligor since the date of the certificate referred to in Section 3.01(a)(iv) above and (B)

                                       29

     the due incorporation and good standing of such Obligor as a corporation organized under the laws of its jurisdiction of incorporation and the absence of any proceeding for the dissolution or liquidation of such
     Obligor;

          (vi) a certificate of each Obligor signed on behalf of such Obligor by its chief financial officer certifying as of such Drawdown Date as to (A)
     the veracity in all respects of the representations and warranties contained in this Agreement and each other Loan Document to which such
     Obligor is a party and the matters certified in the certificates delivered by such Obligor pursuant to Sections 3.01 (a)(ii) and (iii) above as though made on and as of such Drawdown Date and (B) the absence of any event occurring and continuing, or would result from the making of the relevant
     Advance, that constitutes or would constitute a Default;

          (vii) the original of any power of attorney issued in favor of any
     Person executing any Loan Document (or any other document delivered pursuant to a Loan Document) on behalf of any Obligor;

          (viii) true and complete copies of all governmental or regulatory consents, filings, registrations, approvals and waivers required in connection with the execution, delivery and performance of (A) the relevant acquisition agreement (if applicable) for the relevant Vessel, (B) each
     Loan Document executed in relation to the relevant Advance and each
     Charter, including the Philippine Charter, executed in connection with such
     Vessel, and (C) the consummation of the transactions contemplated thereby;

          (ix) a Mortgage relating to the relevant Vessel, duly executed and delivered by the relevant Borrower and duly registered by the Mercantile
     (Marine) Section of the Public Registry of the Republic of Panama in
     accordance with the laws of the Republic of Panama, and all fees and expenses in connection with the registration of such Mortgage shall have been duly paid;

          (x) a Multi-Party Agreement relating to the relevant Vessel, duly executed and delivered by the relevant Borrower and each other Charterer of the Vessel (other than any Philippine Charterer) that shall have chartered the Vessel to (1) TBSIL or one of its Affiliates or (2) another Person pursuant to a Charter that, in the case of this clause (2), after giving effect to any renewals or other extensions provided therein and in the absence of any early termination, shall or would have a term of more than one year, together with (A) notices in substantially the form of Exhibit A and Exhibit B thereto duly executed by such Borrower and each such
     Charterer, (B) acknowledgments in substantially the form attached to such notices duly executed by each charterer from such Borrower or Charterer,
     (C) an irrevocable power of attorney substantially in the form of Exhibit C thereto duly executed by such Borrower and the relevant Philippine
     Charterer with respect to such Vessel and, if executed by any party thereto outside of the Republic of the Philippines, duly consularized before a consulate of the Republic of the Philippines in the jurisdiction of execution, (D) an undated letter in the form of Exhibit D to the
     Multi-Party Agreement duly executed by such Borrower and Philippine
     Charterer and (E) an acknowledgment in substantially the form of Exhibit E thereto duly executed by the Sub-Charterer;

                                       30

          (xi) a Philippine Assignment relating to the relevant Vessel, duly executed and delivered by the relevant Philippine Charterer;

          (xii) an Earnings Assignment relating to the relevant Vessel, duly executed and delivered by the relevant Borrower, together with a notice of assignment in the form attached thereto duly executed by such Borrower;

          (xiii) an Insurance Assignment relating to the relevant Vessel, duly executed and delivered by the relevant Borrower and the relevant Philippine
     Charterer, together with a fully executed notice of assignment substantially in the form attached thereto;

          (xiv) [intentionally omitted];

          (xv) an Approved Manager's Undertaking relating to the relevant
     Vessel, duly executed by each Approved Manager of the relevant Vessel;

          (xvi) evidence of insurance in respect of the relevant Vessel naming the Lender as insured and loss payee with such responsible and reputable insurance companies or associations, and in such amounts and covering such risks, as is required pursuant to the relevant Mortgage;

          (xvii) a favorable opinion from an independent insurance consultant acceptable to the Lender on such matters relating to the insurances for the relevant Vessel as the Lender may require;

          (xviii) a Certificate of Ownership and Encumbrance issued by the
     Mercantile (Marine) Section of the Public Registry of the Republic of
     Panama stating that the relevant Vessel is owned by the relevant Borrower and that there are on record no Liens on such Vessel except the relevant
     Mortgage;

          (xix) evidence of the completion of all other registrations, recordings and filings of, or with respect to, the Collateral Documents executed in connection with the making of the relevant Advance that the
     Lender may deem necessary or desirable in order to perfect and protect the
     Liens created thereby, including under the UCC;

          (xx) a copy of a certificate duly issued by the Classification Society to the effect that the relevant Vessel has received the highest classification and rating for vessels of the same age and type, free of all recommendations and notations of the Classification Society affecting class;

          (xxi) evidence that the relevant Vessel will, as from the relevant
     Drawdown Date, be managed by an Approved Manager on terms acceptable to the
     Lender together with:

               (A) copies of the document of compliance (DOC) and safety
          management certificate (SMC) referred to in paragraph (a) in the definition of "ISM Code Documentation", certified as true and in effect by the relevant Borrower and such Approved Manager; and

                                       31

               (B) copies of such ISM Code Documentation as the Lender may by written notice to the relevant Borrower have requested not later than two days before the relevant Drawdown Date, certified as true and complete in all material respects by the relevant Borrower and such
          Approved Manager;

          (xxii) as to each Charterer of the relevant Vessel that is not an
     Obligor, including each Philippine Charterer of such Vessel:

               (A) certified copies of the resolutions of the board of directors
          (and shareholders, if necessary) of such Charterer approving the Loan
          Documents to which it is or is to be a party and the other documents to be delivered by it thereunder, and of all documents evidencing other necessary corporate action and governmental approvals of such
          Charterer with respect to the Loan Documents to which it is or is to be a party and the other documents to be delivered by it thereunder;

               (B) a certificate of the secretary or an assistant secretary or treasurer of such Charterer certifying the names and true signatures of the respective officers of each such Charterer authorized to sign the Loan Documents which it is or is to be a party and the other documents to be delivered by it thereunder;

               (C) a copy of the articles of incorporation, certificate of incorporation or other constitutional document (as the case may be)
          and by-laws of such Charterer and each amendment thereto, certified
          (as of a date reasonably near such Drawdown Date) by the secretary or assistant secretary of such Charterer as being a true and correct copy thereof; and

               (D) a copy of a certificate of good standing of each Charterer, dated as of a date reasonably near such Drawdown Date, certifying that such Charterer is duly incorporated and in good standing under the laws of its jurisdiction of incorporation; and

               (E) a letter from Cardilllo & Corbett accepting appointment as process agent for such Charterer;

          (xxiii) such other certificates relating to the relevant Vessel, or the operation thereof, as may be reasonably requested by the Lender;

          (xxiv) favorable opinions, in each case addressed to the Lender, of
     (A) Cardillo & Corbett, special Marshall Islands and New York counsel to the Obligors and each Charterer (other than the applicable Philippine
     Charterer), substantially in the form of Exhibit I-1 hereto and in respect of such other matters as the Lender may reasonably request, (B) Conyers
     Dill & Pearman, special Bermudan counsel to TBSIL, substantially in the form of Exhibit I-2 hereto and in respect of such other matters as the
     Lender may reasonably request, and (C) Patton, Moreno & Asvat, special
     Panamanian counsel to the Obligors, substantially in the form of Exhibit
     I-3 hereto and in respect of such other matters as the Lender may reasonably request;

                                       32

          (xxv) favorable opinions of Watson, Farley & Williams (New York) LLP and Sycip, Salazar, Hernandez & Gatmaitman, special New York and Philippine counsel to the Lender, respectively, addressed to the Lender and in form and substance satisfactory to the Lender;

          (xxvi) evidence that, if the test set out in Section 7.01(m) were applied immediately following the making of any Advance, the Borrowers would not be obliged to prepay part of any Advance as therein provided;

          (xxvii) such further opinions, consents, agreements and documents in connection with this Agreement, the Master Agreement and the other Loan
     Documents as the Lender may reasonably request by notice to the Borrowers prior to the relevant Drawdown Date; and

          (xxviii) to the extent required by any change in applicable law and regulation or any changes in the Lender's own internal guidelines since the date on which the applicable documents and evidence were delivered to the
     Lender pursuant to Section 3.01(a)(ix), such further documents and evidence as the Lender shall require relating to the Lender's knowledge of its customers.

     The making of the relevant Advance hereunder shall be deemed to be a representation and warranty by the Borrowers on the date of such borrowing as to the facts specified in clauses (c), (d) and (e) of this Section 3.02.

                                   ARTICLE IV

                         REPRESENTATIONS AND WARRANTIES

     SECTION 4.01. Representations and Warranties of the Obligors. Each of the
Obligors, jointly and severally, represents and warrants, as of the date hereof, each Drawdown Date and each date on which a Additional Guarantor executes and delivers to the Lender a Credit Agreement Supplement pursuant to Section
7.01(o), as follows:

     (a) Corporate Existence and Power. Each Obligor (i) is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation, (ii) is duly qualified and in good standing as a foreign corporation in each other jurisdiction in which it owns or leases property or in which the conduct of its business requires it to so qualify or be licensed and (iii) has all requisite corporate power and authority to own or lease and operate its properties and to carry on its business as now conducted and as proposed to be conducted.

     (b) Authorization; No Violation. The execution, delivery and performance by each Obligor of this Agreement, the Notes and each other Loan Document to which it is or is to be a party, and the consummation of the transactions contemplated thereby, are within such Obligor's corporate powers, have been duly authorized by all necessary corporate action, and do not (i) contravene such Obligor's charter or by-laws, (ii) violate any law (including the Securities Exchange Act of 1934, as amended), rule, regulation (including Regulation X of the Board of
Governors of the Federal Reserve System), order, writ, judgment, injunction, decree, determination or award, (iii) conflict with or result in the breach of, or constitute a default under,

                                       33

any loan agreement, contract, indenture, mortgage, deed of trust, lease or other instrument binding on or affecting any Obligor or any of its Subsidiaries or any of their respective properties, or (iv) except for the Liens created by the
Collateral Documents, result in or require the creation or imposition of any
Lien upon or with respect to any of the properties of the respective Obligors.
None of the Obligors or any of their respective Subsidiaries is in violation of any such law, rule, regulation, order, writ, judgment, injunction, decree, determination or award or in breach of any such contract, loan agreement, indenture, mortgage, deed of trust, lease or other instrument.

     (c) Governmental Consents, Etc. Except for the registration of the
Mortgages and the filing of proper financing statements in respect of the
Multi-Party Agreements, the Philippine Assignments and the Earnings Assignments,
no authorization, approval, consent or other action by, and no notice to or filing with, any governmental authority or regulatory body or any other consent or approval of any other Person is required for (i) the due execution, delivery and performance by any Obligor or any Charterer of this Agreement or the Notes or any other Loan Document or any Charter of any Vessel to which it is or is to be a party or for the consummation of the transactions contemplated thereby,
(ii) the grant by any Obligor of the Liens granted by it pursuant to the
Collateral Documents, (iii) the perfection or maintenance of the Liens created by the Collateral Documents (including the first priority nature thereof), or
(iv) the exercise by the Lender of any of its rights pursuant to the Loan
Documents or any of its remedies in respect of any Collateral pursuant to the
Collateral Documents.

     (d) Binding Effect. This Agreement has been, and each of the Notes, and each other Loan Document when delivered hereunder will have been, duly executed and delivered by each Obligor party thereto. This Agreement is, and each of the
Notes and each other Loan Document when delivered hereunder will be, the legal, valid and binding obligations of each Obligor party thereto, enforceable against such Obligor in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforceability of creditor's rights generally.

     (e) Financial Information; No Material Adverse Change.

          (i) Each of (A) the audited Consolidated balance sheet of TBSIL and its Subsidiaries as at December 31, 2004 and the related audited
     Consolidated statements of income, cash flows and stockholder's equity for the fiscal year then ended reported on by PricewaterhouseCoopers LLP, and
     (B) the unaudited Consolidated balance sheets of TBSIL and its Subsidiaries as of March 31, 2005 and the related unaudited Consolidated statements of income, cash flows and stockholder's equity for the fiscal quarter then ended, copies of all of which have been furnished to the Lender, fairly present, in all material respects, the Consolidated financial condition of
     TBSIL and its Subsidiaries as at such dates and the Consolidated results of the operations of TBSIL and its Subsidiaries for the periods ended on such dates, all in accordance with GAAP, subject in the case of the balance sheet and statements of income, cash flow and stockholder's equity described in clause (B) to normal year-end audit adjustments.

          (ii) No Material Adverse Change has occurred.

                                       34

     (f) No Litigation. There is no action, suit, investigation, litigation or proceeding pending or, to the knowledge of any Obligor, threatened in any court or before any arbitrator or governmental authority that could reasonably be expected to have a Material Adverse Effect or that in any manner draws into question the legality, validity or enforceability of this Agreement, any Note or any other Loan Document or any Charter of any Vessel or the consummation of the transactions contemplated hereby or thereby.

     (g) Margin Stock. None of the Obligors is engaged in the business of extending credit for the purpose of purchasing or carrying Margin Stock and no proceeds of any Advance will be used to purchase or carry any Margin Stock or to extend credit to others for the purpose of purchasing or carrying any Margin
Stock. The Borrowers do not own and do not have any intention of acquiring any
"margin stock" as defined in Regulation G, T, U or X of the Board of Governors of the Federal Reserve System. None of the Obligors nor the Lender acting on their behalf has taken or will take any action that might cause the transactions contemplated herein or in any other Loan Document to violate Regulation G, T, U or X or any other regulation of the Board of Governors of the Federal Reserve
System, as now in effect or as the same may hereafter be in effect.

     (h) ERISA. None of the Obligors has ever established or maintained any employee benefit plan subject to the Employee Retirement Income Security Act of
1974, as amended.

     (i) Subsidiaries. None of the Borrowers has any direct or indirect
Subsidiaries and each Subsidiary of each other Obligor is a corporation duly incorporated, validly existing and in good standing under the laws of its jurisdiction of incorporation, and has all corporate powers and all material governmental licenses, authorizations, consents and approvals required to carry on its business as now conducted.

     (j) Compliance with Environmental Laws. The operations and properties of the Obligors and each of TBSIL's Subsidiaries comply with all Environmental
Laws, all necessary Environmental Permits have been obtained and are in effect for the operations and properties of the Obligors and TBSIL's Subsidiaries and the Obligors and TBSIL's Subsidiaries are in compliance with all such
Environmental Permits; no circumstances exist that are reasonably likely to (i)
form the basis of an Environmental Action against any of the Obligors or any of
TBSIL's Subsidiaries or any of their respective properties or (ii) cause any such property to be subject to any restrictions on ownership, occupancy, use or transferability under any Environmental Law; and no Environmental Incident has
occurred.

     (k) Not "Investment Company", "Holding Company" or "Public Utility". None
of the Obligors or any of TBSIL's Subsidiaries is (i) an "investment company,"
or an "affiliated person" of, or "promoter" or "principal underwriter" for, an
"investment company," as such terms are defined in the Investment Company Act of
1940, as amended, or (ii) a "holding company" or a "subsidiary company" of a
"holding company" or an affiliate of a "holding company" or of a "subsidiary company" of a "holding company" or a "public utility" within the meaning of the
Public Utility Holding Company of 1935, as amended, or (iii) a "public utility"
within the meaning of the Federal Power Act of 1920, as amended. Neither the making of any Advances nor the application of the proceeds or repayment thereof by the Borrowers, nor the

                                       35

consummation of the other transactions contemplated hereby, will violate any provision of such Act or any rule, regulation or order of the Securities and
Exchange Commission thereunder.

     (l) Not "National". None of the Obligors or any of TBSIL's Subsidiaries is
a "national" of any "designated foreign country", within the meaning of the
Foreign Asset Control Regulations or the Cuban Asset Control Regulations of the
U.S. Treasury Department, 31 C.F.R., Subtitle B, Chapter V, as amended, or any regulations or rulings issued thereunder.

     (m) No Restriction. Neither the making of the Advances nor the use of the proceeds thereof nor the performance by the Obligors of this Agreement violates any statute, regulation or executive order restricting loans to, investments in, or the export of assets to, foreign countries or entities doing business there.

     (n) Ownership of Borrowers. All of the outstanding capital stock of each of the Borrowers and all other ownership interests and rights to acquire ownership interests in the Borrowers is, directly or indirectly, owned and controlled by
TBSIL.

     (o) Solvency. Each of the Obligors is individually, and TBSIL is together with its Subsidiaries, Solvent.

     (p) Veracity of Statements. No representation, warranty or statement made or certificate, document or financial statement provided by any Obligor or any of TBSIL's Subsidiaries, in or pursuant to this Agreement, the Notes or any Loan
Document, or in any other document furnished in connection therewith, is untrue or incomplete in any material respect or contains any misrepresentation of a material fact or omits to state any material fact necessary to make any such statement herein or therein not misleading.

     (q) Place of Business. The registered office of each Borrower is Trust
Company Complex, Ajeltake Road, Ajeltake Island, Majuro, Marshall Islands MH
96960. Each Borrower is located (within the meaning of Section 9-307 of the UCC)
and has its chief executive office in the Republic of the Marshall Islands.

     (r) Collateral Documents. The provisions of each of the Collateral
Documents create, or when delivered will create, in favor of the Lender, (i) in the case of the Mortgages, a valid first mortgage in favor of the Lender in accordance with the laws of the Republic of Panama, subject to the registration of the Mortgages as described in the following sentence, and (ii) in the case of the Multi-Party Agreements, the Philippine Assignments, the Earnings Assignments
and the Insurance Assignments, a valid, binding and executed and enforceable security interest and Lien in all right, title and interest in the Collateral therein described, and shall constitute a fully perfected first-priority security interest in favor of the Lender in all right, title and interest in such Collateral, subject to no other Liens and subject in the case of (x) the assignments of earnings pursuant to the Multi-Party Agreements, the Philippine
Assignments and the Earnings Assignments, to notice being given to account parties and to filing proper financing statements with the Washington, D.C.
Recorder of Deeds, and (y) the Insurance Assignments, to notice being given to underwriters and protection and indemnity clubs, and their consent being obtained where policy provisions or club rules so require. Upon execution and delivery by the Borrowers and registration in accordance with the laws of the
Republic of Panama, each of the

                                       36

Mortgages will be a first "preferred mortgage" within the meaning of Chapter 313 of Title 46 of the United States Code and will qualify for the benefits accorded a "preferred mortgage" under Chapter 313 of Title 46 of the United States Code and no other filing or recording or refiling or rerecording or any other act is necessary or advisable to create or perfect such security interest under the
Mortgages or in the mortgaged property therein described.

     (s) Ownership of Property; Insurance. Each of the Obligors and each of its
Subsidiaries has good record and marketable title in fee simple to, or valid leasehold interests in, all real property necessary or used in the ordinary conduct of its business, except for such defects in title as could not, individually or in the aggregate, reasonably be expected to have a Material
Adverse Effect. The properties of each Obligor and its Subsidiaries are insured with financially sound and reputable insurance companies that are not Affiliates of any Obligor in such amounts (after giving effect to any self-insurance compatible with the following standards), with such deductibles and covering such risks as are customarily carried by companies engaged in similar businesses and owning similar properties in localities in which such Obligor operates.

     (t) No Default of Event of Default. No event or condition exists, or would result from the making of any Advance, that constitutes or would constitute a
Default or an Event of Default.

     (u) Compliance with Laws. Each of the Obligors and its Subsidiaries is in compliance in all material respects with the requirements of all Laws and all orders, writs, injunctions and decrees applicable to it or to its properties.

     (v) All Subsidiaries. The Obligors (other than TBSIL) constitute all of the
Subsidiaries of TBSIL other than each Subsidiary of TBSIL the sole asset of which is a vessel that is not a Vessel and the sole purpose of which is the ownership of such vessel.

     (w) Taxes. Each of TBSIL and its Subsidiaries have filed all tax returns required to be filed by it and has paid all taxes due pursuant to such tax returns or pursuant to any assessment received by TBSIL or any of its
Subsidiaries, other than taxes being contested in good faith by appropriate proceedings. The charges, accruals and reserves on the books of TBSIL and its
Subsidiaries in respect of taxes or other governmental charges are adequate in all material respects.

                                       37

                                    ARTICLE V

                                    GUARANTEE

     SECTION 5.01. Guarantee. To induce the Lender to make the Advances to the
Borrowers and to extend and maintain the Advances for the account of the
Borrowers, each of the Guarantors hereby unconditionally and irrevocably guarantees, jointly and severally with the other Guarantors hereunder and as primary obligor and not merely as surety, the performance and punctual payment when due, whether upon maturity, by acceleration or otherwise, of all obligations (now or hereafter existing) of the Borrowers and the other Obligors to the Lender under this Loan Agreement, the Notes, the other Loan Documents and any and all such other instruments, whether for principal, interest, fees, expenses or otherwise, and any and all other obligations from time to time owing by the Borrowers and such other Obligors to the Lender, including any and all obligations to pay fees for any treasury or cash management services or other services provided by the Lender to any Borrower or other Obligor (the
"Guaranteed Obligations"), together with any and all expenses incurred by the
Lender in enforcing its rights under this Guarantee.

     SECTION 5.02. Obligations Absolute. Each of the Guarantors guarantees, jointly and severally with each other Guarantor hereunder, that the Guaranteed
Obligations will be paid to the Lender strictly in accordance with the terms of any applicable agreement, express or implied, with the Borrowers and the other
Obligors, regardless of any law, regulation or order of any jurisdiction affecting any term of any Guaranteed Obligation or the rights of the Lender with respect thereto, including any law, rule or policy which is now or hereafter promulgated by any governmental authority (including any central bank) or regulatory body any of which may adversely affect any Borrower's or Obligor's ability or obligation to make, or right of the Lender to receive, such payments, including any sovereign act or circumstance which might otherwise constitute a defense to, or a legal or equitable discharge of, any Borrower or Obligor.

     SECTION 5.03. Guarantee Unconditional. The liability of each Guarantor under this Guarantee shall be unconditional irrespective of (i) any amendment or waiver or consent to departure from the terms of any Guaranteed Obligation, including any extension of the time or change of the manner or place of payment,
(ii) any exchange, release, or non-perfection of any collateral securing payment of any Guaranteed Obligation, (iii) any change in the corporate existence, structure or ownership of any Borrower or Obligor, or any insolvency, bankruptcy, reorganization or other similar proceeding affecting any Borrower or
Obligor or its assets or any resulting release or discharge of any of the
Guaranteed Obligations, (iv) the existence of any claim, set-off or other rights which any of the Guarantors may have at any time against any Borrower or
Obligor, the Lender or any other corporation or person, whether in connection herewith or any unrelated transactions, provided that nothing herein (except as provided in the immediately following paragraph) shall prevent the assertion of any such claim by separate suit or compulsory counterclaim, (v) the execution and delivery (including pursuant to Section 7.01(o)), acceptance or release of any other guaranty of the Guaranteed Obligations, and (vi) any other circumstance whatsoever that might otherwise constitute a defense available to, or a legal or equitable discharge of, any Borrower or Obligor.

                                       38

     SECTION 5.04. Waiver of Subrogation; Contribution. Notwithstanding any
other provision of this Guarantee, until payment in full of the Guaranteed
Obligations in cash and the termination of the Lender's Commitment hereunder (i)
each of the Guarantors hereby irrevocably waives any right to assert, enforce, or otherwise exercise any right of subrogation to any of the rights, security interests, claims, or liens that the Lender may have against any Borrower or
Obligor in respect of the Guaranteed Obligations, (ii) none of the Guarantors shall have any right of recourse, reimbursements, contribution, indemnification, or similar right (by contract or otherwise) against any Borrower or Obligor in respect of the Guaranteed Obligations, and (iii) each of the Guarantors hereby irrevocably waives any and all of the foregoing rights and also irrevocably waives the benefit of, and any right to participate in, any collateral or other security given to the Lender to secure payment of the Guaranteed Obligations.

     SECTION 5.05. Waivers; Reinstatement. Each of the Guarantors waives promptness, diligence, notice of acceptance, presentment, demand, protest and notice of dishonor with respect to any Guaranteed Obligation and this Guarantee and any requirement that the Lender exhaust any right or take any action against any Borrower or Obligor or any collateral security. This Guarantee shall continue to be effective or be reinstated, as the case may be, if at any time any payment of any Guaranteed Obligation is rescinded or must otherwise be returned by the Lender upon the insolvency, bankruptcy or reorganization of any
Borrower or Obligor or otherwise, all as though such payment had not been made.

     SECTION 5.06. Payments; No Reductions. Any and all payments by any of the
Guarantors hereunder shall be made free and clear of and without deduction for any and all present or future Taxes. If any of the Guarantors shall be required by applicable law to deduct any Taxes from or in respect of any sum payable hereunder (i) the sum payable shall be increased as may be necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section) the Lender receives an amount equal to the sum it would have received had no such deductions been made, (ii) such
Guarantor shall make such deductions and (iii) such Guarantor shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable law. In addition, each of the Guarantors agrees to pay any present or future Other Taxes. Within 30 days or as soon thereafter as available, of any payment of Taxes or Other Taxes, the relevant Guarantor shall furnish to the Lender the original or a certified copy of a receipt (or other official evidence) evidencing payment thereof. Each of the Guarantors shall indemnify the Lender for the full amount of Taxes or Other Taxes (including any
Taxes or Other Taxes imposed by any jurisdiction in an amount payable under this paragraph) paid by the Lender or any liability (including penalties, interest and expense) arising therefrom or with respect thereto, whether or not such
Taxes or Other Taxes were correctly or legally asserted, within 30 days of the day the Lender makes a request therefor. Without prejudice to the survival of any other agreement contained herein, the agreements and obligations of the
Guarantors contained in this Section shall survive the payment in full of the
Guaranteed Obligations and principal and interest hereunder and any termination of this Guarantee.

                                       39

     SECTION 5.07. Set-Off. If any of the Guarantors shall fail to pay any of its obligations hereunder when the same shall become due and payable, the Lender is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by the Lender to or for the Guarantor's credit or account against any and all of the Guaranteed Obligations, whether or not the Lender shall have made any demand under this Guarantee. The Lender agrees promptly to notify the relevant Guarantor after any such set-off and application, provided that the failure to give such notice shall not affect the validity of such set-off and application. The rights of the Lender under this Section are in addition to any other rights and remedies (including other rights of set-off) that the Lender may have.

     SECTION 5.08. Continuing Guarantee. This is a continuing guarantee, is joint and several with any other guarantee given in respect of the Guaranteed
Obligations, and shall remain in full force and effect until the later of the termination of the Commitment of the Lender under the Loan Agreement and the payment in full of the Guaranteed Obligations and all other amounts payable hereunder and shall be binding upon each of the Guarantors, their respective successors and assigns. The obligations of each of the Guarantors under this
Guarantee shall rank at least pari passu with all other unsecured senior obligations of such Guarantor, unless such Guarantor is a Grantor under any
Multi-Party Agreement.

                                   ARTICLE VI

                               FINANCIAL COVENANTS

     SECTION 6.01. Financial Covenants. So long as any Advance shall remain unpaid or the Lender shall have any Commitment hereunder, each of the Obligors jointly and severally covenants and undertakes to cause TBSIL to maintain:

     (a) Maximum Total Leverage Ratio: For each fiscal quarter of TBSIL ending on or after the date hereof, a Total Leverage Ratio of not more than 1.75 to 1;

     (b) Minimum Fixed Charge Coverage Ratio: For each fiscal quarter of TBSIL ending on or after the date hereof, a Fixed Charge Coverage Ratio of not less than 2.0 to 1;

     (c) Minimum Tangible Net Worth: At all times Tangible Net Worth at an amount not less than the sum of (i) $64,275,000; plus (ii) 75% of cumulative Net
Income (without subtracting losses) earned in each quarterly accounting period commencing after March 31, 2005; plus (iii) the net proceeds from any equity securities issued by TBSIL or any of its Subsidiaries on or after March 31,
2005; and

     (d) Minimum Cash Liquidity: For each calendar month ending on or after the date hereof and during any period specified below, Cash and Cash Equivalents in an amount as of the last day of such calendar month not less than the amount set forth below for such period:

                                       40

--------------------------------------------------------------------------------
Period                                                           Amount Required
--------------------------------------------------------------------------------
On and after the date hereof through and including                   $18,000,000
December 31, 2005
--------------------------------------------------------------------------------
January 1, 2006 through and including December 31, 2006              $20,000,000
--------------------------------------------------------------------------------
January 1, 2007 and so long thereafter as any Advance                $25,000,000
shall remain unpaid or the Lender shall have any
Commitment hereunder
--------------------------------------------------------------------------------

     SECTION 6.02. Financing Agreements. If, on the date hereof and so long thereafter as any Advance shall remain unpaid or the Lender shall have any
Commitment hereunder, TBSIL or any of its Subsidiaries shall be a party to any
Financing Agreement that shall include any financial covenant, undertaking or other provision (or any thereof shall be amended or otherwise modified), however expressed and whether stated as a ratio, as a fixed threshold, as an event of default or otherwise, of TBSIL or any of its Subsidiaries and such provision is not contained in this Agreement or would be more beneficial to the Lender than any analogous provision contained in this Agreement (any such provision, a
"Replacement Covenant"), then the Obligors shall provide notice thereof to the
Lenders. Thereupon, unless waived in writing by the Lender within five days of the Lender's receipt of such notice, such Replacement Covenant shall be deemed incorporated by reference into this Agreement, mutatis mutandis, as if set forth fully herein, effective as of the later of the date of this Agreement and the date when such Replacement Covenant became effective under the such Financing
Agreement. Thereafter, upon the request of the Lender, the Obligors shall enter into any additional agreement or amendment to this Agreement reasonably requested by the Lender evidencing any of the foregoing. Any Replacement
Covenant incorporated into this Agreement pursuant to this Section 6.02(a) shall remain unchanged herein notwithstanding any waiver or subsequent modification of such Replacement Covenant (unless any such modification itself constitutes a
Replacement Covenant) under the applicable Financing Agreement and shall be deemed deleted from this Agreement at such time as the applicable Financing
Agreement shall be terminated and no amounts shall be outstanding or otherwise due by TBSIL or any of its Subsidiaries thereunder.

                                   ARTICLE VII

                            COVENANTS OF THE OBLIGORS

     SECTION 7.01. Affirmative Covenants. So long as any Advance shall remain unpaid or the Lender shall have any Commitment hereunder:

     (a) Compliance with Laws, Etc. Each of the Obligors shall comply, and shall cause each of its Subsidiaries to comply, in all material respects with all applicable laws, rules, regulations and orders (such compliance to include paying before the same become delinquent all taxes, assessments and governmental charges imposed upon it or upon its property), including all Environmental Laws, the ISM Code and the ISPS Code.

                                       41

     (b) Preservation of Corporate Existence, Etc. Each of the Obligors shall preserve and maintain, and shall cause each of its Subsidiaries to preserve and maintain, its corporate existence, rights (charter and statutory) and franchises.

     (c) Visitation Rights. Each of the Obligors shall permit at any reasonable time and from time to time, upon reasonable prior notice, the Lender or its representatives, at the Lender's risk and cost, to the extent reasonably requested, to examine and make copies of and abstracts from the records and books of account of, and visit the properties of, the Obligors and to discuss the affairs, finances and accounts of the Obligors with any of their respective officers or directors and with their independent certified public accountants.

     (d) Keeping of Books. Each of the Obligors shall keep, and shall cause each of its Subsidiaries to keep, proper books of record and account, in which full and correct entries shall be made in accordance with GAAP of all financial transactions and the assets and business of such Obligor and such Subsidiary to the extent necessary to permit the preparation of the financial statements required to be delivered hereunder.

     (e) Maintenance of Properties, Etc. Each of the Obligors shall maintain and preserve, and shall cause each of its Subsidiaries to maintain and preserve, all of its properties that are used or useful in the conduct of its business in good working order and condition, ordinary wear and tear excepted.

     (f) Approvals and Other Consents. Each of the Obligors shall obtain, and shall cause each of its Subsidiaries to obtain, all such governmental licenses, authorizations, consents, permits and approvals as may be required, by applicable law or otherwise, for (i) such Obligor or Subsidiary to perform its obligations under this Agreement and all other Loan Documents and (ii) the operation of the Vessels.

     (g) Reporting Requirements. Each of the Obligors shall furnish, or cause to be furnished, to the Lender:

          (i) as soon as available and in any event within 90 days after the end of each fiscal year of TBSIL, a Consolidated balance sheet of TBSIL and its
     Subsidiaries as of the end of such fiscal year and the related Consolidated statements of income and retained earnings and cash flows for such fiscal year, setting forth in each case in comparative form the figures as of the end of and for the previous fiscal year, in each case accompanied by an unqualified opinion of PricewaterhouseCoopers LLP or other independent public accountants of nationally recognized standing;

          (ii) as soon as available and in any event within 45 days after the end of each of the first three fiscal quarters of each fiscal year of
     TBSIL, an unaudited Consolidated balance sheet of TBSIL and its
     Subsidiaries as of the end of such fiscal quarter and the related unaudited
     Consolidated statements of income and retained earnings and cash flows for such fiscal quarter and for the portion of TBSIL's fiscal year ended at the end of such fiscal quarter, setting forth in each case in comparative form the figures as of the end of and for the corresponding fiscal quarter and the corresponding portion of TBSIL's previous fiscal year, all certified
     (subject to normal year-end adjustments) as to fairness

                                       42

     of presentation and consistency by the chief financial officer or the chief accounting officer of TBSIL;

          (iii) simultaneously with the delivery of each set of financial statements referred to in clauses (i) and (ii) above, a certificate of
     TBSIL executed by its chief financial officer or chief accounting officer
     (A) setting forth in reasonable detail the calculations required to establish whether the covenants set forth in Article VI were complied with as of the last day of the fiscal period covered, by such financial statements and (B) stating whether any Default exists on the date of such certificate and, if any Default then exists, setting forth the details thereof and the action which the Obligors are taking or propose to take with respect thereto;

          (iv) as soon as practicable and in any event within 20 days of the end of each calendar month, a certificate of TBSIL executed by its chief financial officer or chief accounting officer setting forth in reasonable detail the calculations required to establish whether each covenant set forth in Section 6.01(d) or required to be tested on a monthly basis pursuant to Section 6.02 was complied with;

          (v) not later than ten Business Days following each anniversary of the
     Commitment Termination Date, a certificate of TBSIL executed by its chief financial officer or chief accounting officer (A) setting forth the Fair
     Market Value of each Vessel as of such anniversary and attaching the most recent Valuation made pursuant to Section 7.01(m) with respect to each
     Vessel as of such anniversary (B) setting forth the aggregate outstanding principal amount of the Advances as of the date of such certificate and (B)
     stating whether the Borrowers are, as of the date of such certificate, in compliance with Section 7.01(m), setting forth all calculations required to establish the Borrowers' compliance or non-compliance with Section 7.01(m)
     and, if the Borrowers shall not be in compliance with Section 7.01(m), stating the actions that the Borrowers are taking or propose to take with respect thereto;

          (vi) within five Business Days after the date on which any executive officer of such Obligor obtains knowledge of (A) any Default, if such
     Default is then continuing, or (B) any Material Adverse Change in accounting policies or financial reporting practices of such Obligor or any
     Subsidiary thereof, except as required by generally accepted accounting principles, or (C) any action, suit, investigation, litigation or proceeding of the type referred to in Section 4.01(f), a certificate of the chief financial officer or the chief accounting officer of such Obligor setting forth the details thereof and the action that such Obligor is taking or proposes to take with respect thereto;

          (vii) promptly upon the filing thereof, copies of all registration statements (other than the exhibits thereto and any registration statements on Form S-8 or its equivalent) and reports on Forms 10-K, 10-Q and 8-K (or their equivalents) which TBSIL or any of its Subsidiaries shall have filed with the Securities and Exchange Commission;

          (viii) at least 10 Business Days prior to any sale, lease (other than chartering in the ordinary course of business, which shall not include bareboat chartering for periods in excess of 10 years) or other transfer of all or substantially all of the assets of TBSIL and

                                       43

     its Subsidiaries, considered as whole, notice thereof, which notice shall describe in reasonable detail the contemplated sale, lease or other transfer; and

          (ix) from time to time such additional information regarding the financial position, results of operations, business or prospects of TBSIL or any of its Subsidiaries or any Charterer as the Lender may reasonably request; provided that in the case of any Charterer, each Obligor's obligation under this clause (ix) shall be limited only to such information as it shall be able to obtain from such Charterer.

     (h) Payment of Obligations. Each Obligor shall pay, perform or otherwise discharge, and shall cause each of its Subsidiaries to pay, perform or otherwise discharge, at or before the date due, all its material obligations and liabilities, including tax liabilities, except where the same may be contested in good faith by appropriate proceedings, and will maintain, and shall maintain and cause the its Subsidiaries to maintain, in accordance with GAAP, appropriate reserves for the accrual of any of the same.

     (i) Use of Proceeds. The Borrowers shall use the proceeds of each Advance solely for the purposes set forth in Section 2.01 hereof.

     (j) Compliance with Loan Documents. Each of the Obligors shall observe, comply with and perform, all of the terms, covenants and provisions of the Loan
Documents to which it is a party.

     (k) Ownership of Borrowers. TBSIL shall at all times own directly or indirectly, beneficially and of record, all of the issued and outstanding stock of the Borrowers.

     (l) Maintenance of Insurance. Each of the Obligors shall maintain, and shall cause each of its Subsidiaries to maintain, with financially sound and reputable insurance companies (which may include protection and indemnity clubs)
(i) in the case of any such Obligor or Subsidiary that shall engage in any oil or oil-related business (including any business in products related to oil), including owning, leasing or chartering any ship engaged in the transport of oil or related products, oil pollution insurance covering risks in an amount up to and including the maximum amount available on commercially reasonable terms or, if such insurance is not available at reasonable cost after taking into account the level of exposure to which the Obligors and their respective Subsidiaries may be subject, such other amount as is usually insured against by companies of established repute engaged in the same or similar business from time to time and
(ii) such other insurance on its properties and against all such risks in at least such amounts as are usually insured against by companies of established repute engaged in the same or similar business from time to time.

     (m) Valuations and Inspections.

          (i) Each of the Borrowers shall cause the sum of the aggregate outstanding principal amount of the Advances, plus the amount if any
     (determined by the Lender) that would be payable by the Borrowers to the
     Lender under Section 6(e)(i) of the Master Agreement if an Early
     Termination Date was deemed to have occurred in relation to all then subsisting Transactions after an Event of Default by the Borrowers, not to exceed 65% of the aggregate Fair Market Value of the Vessels subject to any
     Mortgage. If the

                                       44

     Borrowers at any time shall not be in compliance with the preceding sentence, and in any event within ten days of being notified by the Lender of such non-compliance (which notification shall be conclusive and binding on the Borrowers), the Borrowers shall prepay (subject to and in accordance with Sections 2.05(b) and (c)) such part of the Advances as will ensure compliance with this Section 7.01(m)(i).

          (ii) The Borrowers shall cause a Valuation of each Vessel to be made annually as of each anniversary of the Commitment Termination Date and promptly upon not less 30 days' prior written notice from the Lender to the
     Borrowers following any Event of Default and the Borrowers shall cause the
     Appraiser to deliver each such Valuation to the Lender not later than the fifth day following such anniversary or such 30th day, respectively. The
     Borrowers shall supply to the Lender and the Appraiser making such
     Valuation such information concerning the Vessels and their condition as the Lender or such Appraiser may require for the purpose of making
     Valuations of the Vessels. The Borrowers shall permit, and shall cause each charterer of each Vessel to permit, the Lender, the Appraiser and their respective agents and employees to board and inspect each Vessel in connection with each such Valuation in each case at the .risk and at the sole expense of the Borrowers.

     (n) Other Documentation. Each Obligor shall deliver to the Lenders such documents and evidence as the Lender may from time to time require, based on applicable law and regulations from time to time and the Lender's own internal guidelines from time to time, relating to the Lender's knowledge of its customers.

     (o) Additional Guarantors. Each Obligor shall cause each Subsidiary of
TBSIL that is not an Obligor, other than any Subsidiary the sole asset of which is a vessel and the sole purpose of which is the ownership of such vessel, to
Guarantee pursuant to this Agreement all of the obligations of the Borrowers hereunder and under the other Loan Documents and to accede, jointly and severally with each other Guarantor, to all the obligations of a "Guarantor"
hereunder and under the other Loan Documents by executing and delivering to the
Lender a supplement to this Agreement in substantially the form of Exhibit C hereto (each, a "Credit Agreement Supplement") unless the Borrowers shall demonstrate to the reasonable satisfaction of the Lender that the execution and delivery by such Subsidiary of a Credit Agreement Supplement would result in material adverse tax consequences to TBSIL and its Subsidiaries, taken as a whole. Upon the execution and delivery to the Lender of a Credit Agreement
Supplement by such Subsidiary, such Subsidiary shall, without any further act by any person, be referred to as an "Additional Guarantor" and shall be and become a Guarantor hereunder, and each reference in this Agreement and the other Loan
Documents to "Guarantor" shall also mean and be a reference to such Additional
Guarantor.

     (p) Recognition by Philippine Maritime Industry Authority. Each Obligor
shall (i) deliver to the Lender, not later than 60 days following each Drawdown
Date, evidence acceptable to the Lender that the Philippine Maritime Industry
Authority shall have recognized that title to the Vessel financed or refinanced with the proceeds of the Advance made on such Drawdown Date, and the status of the Mortgage with respect such Vessel, are governed by the Republic of Panama as the underlying registry, and (ii) cause a precautionary notice of the

                                       45

Mortgage with respect to such Vessel to be made in the bareboat registry of the
Philippine Maritime Industry Authority in form and substance acceptable to the
Lender.

     SECTION 7.02. Negative Covenants. So long as any Advance shall remain unpaid or the Lender shall have any Commitment hereunder:

     (a) Liens, Etc. None of the Obligors shall create, incur, assume or suffer to exist any Lien on any of its properties whether now owned or hereafter acquired, or permit to be filed, under the UCC (or analogous statute or law) of any jurisdiction, a financing statement that names any of the Obligors as debtor, or sign any security agreement authorizing any secured party thereunder to file such financing statement, or assign any right to receive income, other than: (i) Liens created by the Loan Documents; (ii) Liens in favor of the
Lender; and (iii) Liens on moneys due or to become due to or for the account of any Obligor (other than a Borrower) at any time arising out of the use or operation of any vessel other than a Vessel and granted by such Obligor to a lender in connection with the financing of such vessel by such lender.

     (b) Consolidations, Mergers. None of the Obligors shall consolidate or merge with or into, or permit any of its Subsidiaries to consolidate or merge with or into, any other Person.

     (c) Sales, Etc., of Assets. None of the Obligors shall sell, lease, transfer or otherwise dispose of any assets or grant any option or other right to purchase, lease or otherwise acquire any assets other than in the ordinary course of its business, except in the case of assets other than any Vessel (i)
sales or leases of assets' in the ordinary course of its business and (ii)
dispositions of obsolete, worn out or surplus property disposed of in the ordinary course of business; provided, that after delivery, any Borrower may sell the Vessel it owns, but only if the proceeds of the sale are applied in accordance with the provisions of Section 2.05(b)(i) and the sale of such Vessel is effected pursuant to an arm's length transaction for fair market value, or lease or charter the Vessel its owns pursuant to a Philippine Charter reasonably acceptable to the Lender and assigned as collateral to the Lender pursuant to a
Multi-Party Agreement in form and substance acceptable to the Lender, and provided further that each Obligor that is not also a: Borrower may sell, lease, transfer or otherwise dispose of, or grant an option or other right to purchase, lease or otherwise acquire, any asset so long as the aggregate book value of the assets so sold, leased, transferred or other wise disposed of or subject to any such right in any transaction or series of transactions shall not exceed
$2,500,000. No Borrower shall permit the Vessel it owns to be chartered or sub-chartered (A) to any Person pursuant to any bareboat charter, except by such
Borrower to a Philippine Charterer pursuant to a Philippine Charter acceptable to the Lender and that shall have been assigned to the Lender as collateral pursuant to a Multi-Party Agreement with respect to such Vessel or (B) to any
Person by any Charterer, except pursuant to a Charter (1) acceptable to the
Lender and that shall have been assigned to the Lender as collateral for the obligations of the Borrowers under this Agreement and the other Loan Documents pursuant to a Multi-Party Agreement or, in the case of the Charter of any Vessel by a Philippine Charterer to any Person, assigned by such Philippine Charterer to such Borrower pursuant to a Philippine Assignment and by such Borrower to the
Lender pursuant to a Multi-Party Agreement, in each case in form and substance acceptable to the Lender, (2) to a Person other than TBSIL or any of its
Affiliates that, after giving effect to any renewals or other extensions provided therein and in the absence of any early termination, shall or would have a term of more than one year, but less than 25 months, provided that, not later than 60 days after

                                       46

the effectiveness of such Charter, the Borrowers shall have caused such Charter to be assigned as collateral for the obligations of the Borrowers under this
Agreement and the other Loan Documents pursuant to a Multi-Party Agreement or another document in each case in form and substance acceptable to the Lender and a copy of such Charter shall have been delivered to the Lender and (3) to a
Person other than TBSIL or any of its Affiliates that, after giving effect to any renewals or other extensions provided therein and in the absence of any early termination, shall or would have a term of one year or less. None of the
Obligors shall permit any Philippine Charterer to charter any Vessel to any
Person other than Pacific Rim Shipping Corp.

     (d) Change in Nature of Business. None of the Borrowers shall engage in any line of business other than owning and operating one of the Vessels.

     (e) Accounting Changes. None of the Obligors shall make or permit, or permit any of its Subsidiaries to make or permit, any change in accounting policies or reporting practices, except as required by generally accepted accounting principles.

     (t) Debt. None of the Obligors shall create, incur, assume or suffer to exist any Debt other than (i) Debt under the Loan Documents and (ii) in the case of each Obligor that is not a Borrower, Debt (A) consisting of trade payables and expenses accrued in the ordinary course of business and that are not overdue, (B) consisting of customer advance payments and customer deposits received in the ordinary course of business, (C) consisting of Guarantees to third parties of obligations of Subsidiaries of TBSIL the single purpose and activity of which shall be owning, financing or chartering a single vessel, (D)
owing to an Affiliate of such Obligor that either (1) is subordinated and subject in right of payment to the prior payment in full of all amounts payable by the Obligors under this Agreement, the Notes and the other Loan Documents pursuant to Section 9.11 or otherwise on terms and conditions acceptable to the
Lender or (2) together with all other Debt owing by any Affiliate of any Obligor to any Obligor that is not so subordinated and subject in right of payment, shall not at any time exceed $3,000,000, and (E) for other purposes in an aggregate amount not exceeding at any time $2,000,000.

     (g) Dividends, Etc. TBSIL shall not declare or pay any dividend of any kind or make any purchase or redemption of or distribution on any stock or other equity interest if the aggregate amount paid or distributed in connection with such dividend, redemption or distribution would, together with the all amounts paid in connection with any other dividend, redemption, or distribution in the same fiscal year of TBSIL, exceed 50% of the Net Income for TBSIL's previous fiscal year.

     (h) Loans, Investments. None of the Obligors shall make any loan or advance to, make any investment in, or enter into any working capital maintenance or similar agreement with respect to, any Person, whether by acquisition of stock or indebtedness, by loan, guarantee or otherwise; provided that each Obligor that is not a Borrower shall be permitted to make inter-company advances to
Affiliates of such Obligor that either (1) are subordinated and subject in right of payment to the prior payment in full of all amounts payable by the Obligors under this Agreement, the Notes and the other Loan Documents pursuant to Section
9.11 or otherwise on terms and conditions acceptable to the Lender or (2)
together with all other inter-company advances owing to any Obligor by any
Affiliate of such Obligor that are not so subordinated and subject in right of payment, shall not at any time exceed $3,000,000.

                                       47

     (i) Acquisitions. None of the Obligors shall make any acquisition of an asset (other than, in the case of a Borrower, such Borrower's Vessel) outside the ordinary course of its business.

     (j) Constitutive Document Amendments. None of the Obligors shall permit any amendment of the certificate or articles of incorporation or bylaws or other constitutional documents of any other Obligor that shall be, at the time of such amendment, a Subsidiary of such Obligor.

     (k) Transactions with Affiliates. None of the Obligors shall enter into or become a party to any material transaction or arrangement with any Affiliate
(including the purchase from, sale to or exchange of property with, or the rendering of any service by or for, any Affiliate), except pursuant to the reasonable requirements of its business and upon terms that are at arm's length fair, reasonable and in such Obligor's best interests.

     (l) Place of Business. None of the Borrowers shall permit itself to be located (within the meaning of 9-307 of the UCC) or establish a place of business in the United States, the District of Columbia, the United States
Virgin Islands, or any territory or insular possession subject to the jurisdiction of the United States unless 60 days' prior written notice of such establishment is given to the Lender.

     (m) Approved Manager. None of the Borrowers shall employ a manager of its
Vessel other than an Approved Manager, or change the terms and conditions of the management of such Vessel other than upon such terms and conditions as the
Lender shall approve.

     (n) Net Present Rental Value. None of the Obligors shall permit Net Present
Rental Value to exceed $35,000,000.

                                  ARTICLE VIII

                                EVENTS OF DEFAULT

     SECTION 8.01. Events of Default. If any of the following events (each, an
"Event of Default") shall occur and be continuing:

     (a) The Borrowers shall fail to pay any installment of principal of any
Advance when due and payable; or

     (b) The Borrowers shall fail to pay any interest on any Advance or any fee payable to the Lender hereunder or under any other Loan Document, or any Obligor shall fail to pay any other amount payable by such Obligor hereunder or under any other Loan Document, in each case within three Business Days after the same becomes due and payable; or

     (c) Any representation or warranty made by any Obligor in or in connection with any Loan Document shall prove to have been incorrect in any respect when made or deemed made or confirmed; or

                                       48

     (d)(i) Any Obligor shall fail to perform or observe any term, covenant or agreement contained in Article VI or Section 7.01(g), 7.01(i), 7.01(k), 7.01(1),
7.01(p) or 7.02 on its part to be performed or observed by it or (ii) any
Obligor shall fail to perform or observe any other term, covenant or agreement contained in any Loan Document on its part to be performed or observed by it
(except as provided in Section 8.01(a) or (b)) and such failure shall remain unremedied for 15 days after written notice thereof shall have been given to the
Borrowers by the Lender; or

     (e) Any Obligor or any of its Subsidiaries or the Approved Manager shall fail to pay any principal of or premium or interest on any Debt that is outstanding in a principal amount aggregating more than $2,000,000 and that such
Obligor or Subsidiary or the Approved Manager is liable to pay, when the same becomes due and payable (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise), and such failure shall continue after the applicable grace period, if any, specified in the agreement or instrument relating to such Debt; or any other event shall occur or condition shall exist under any agreement or instrument relating to any such Debt and shall continue after the applicable grace period, if any, specified in such agreement or instrument, if the effect of such event or condition is to accelerate, or to permit the acceleration of, the maturity of such Debt or any such Debt shall be declared to be due and payable, or required to be prepaid (other than by a regularly scheduled required prepayment), redeemed, purchased or defeased, or an offer to prepay, redeem, purchase or defease such Debt shall be required to be made, in each case prior to the stated maturity thereof; or

     (f) Any Obligor or any of its subsidiaries or any Charterer or the Approved
Manager shall generally not pay its debts as such debts become due, or shall admit in writing its inability to pay its debts generally, or shall make a general assignment for the benefit of creditors; or any proceeding shall be instituted by or against any Obligor or any of its Subsidiaries or any Charterer
or the Approved Manager seeking to adjudicate it a bankrupt or insolvent, or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief, or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee, custodian or other similar official for it or for any substantial part of its property and, in the case of any such proceeding instituted against it (but not instituted by it), either such proceeding shall remain undismissed or unstayed for a period of 45 days, or any of the actions sought in such proceeding
(including the entry of an order for relief against, or the appointment of a receiver, trustee, custodian or other similar official for, it or for any substantial part of its property) shall occur; or any Obligor or any of its
Subsidiaries or any Charterer or the Approved Manager shall take any corporate action to authorize any of the actions set forth above in this Section 8.01(f);
or

     (g) Any judgment or order for the payment of money in excess of $1,000,000 shall be rendered against any Obligor or any of its Subsidiaries and there shall be any period of 30 consecutive days during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect, unless such judgment or order shall have been vacated, satisfied or dismissed or bonded pending appeal; or

     (j) Any provision of this Agreement shall cease to be valid and binding on or enforceable against any Obligor or such Obligor shall so state in writing, or any other Loan Document executed and delivered by any Obligor pursuant to
Section 3.01 or 3.02 shall for any

                                       49

reason cease to be valid and binding on or enforceable against such Obligor or such Obligor shall so state in writing; or

     (k) Any Collateral Document after delivery thereof shall for any reason
(other than pursuant to the terms thereof) cease to create (i) a valid indenture of first naval mortgage under the laws of the Republic of Panama on the Vessel described therein or (ii) in the case of any Multi-Party Agreement, Philippine
Assignment, Earnings Assignment or Insurance Assignment any a valid and perfected first-priority Lien on the Collateral purported to be covered thereby;
or

     (l) Notice of an Early Termination Date shall be given by the Lender under
Section 6(a) of the Master Agreement; or

     (m) A Person entitled to do so shall give notice of an Early Termination
Date under Section 6(b)(iv) of the Master Agreement; or

     (n) An Event of Default (as defined in Section 14 of the Master Agreement or Clause TWENTIETH of any Mortgage) shall occur; or

     (o) The Master Agreement shall be terminated, cancelled, suspended, rescinded or revoked or shall otherwise cease to remain in full force and effect for any reason; or

     (p) Any Change of Control shall occur; or

     (q) Any action, suit, investigation, litigation or proceeding shall be pending with respect to any Vessel in any court or before any arbitrator or governmental authority that could reasonably be expected to have a Material
Adverse Effect; or

     (r) the certificate or articles of incorporation or any other constitutional document of any Obligor shall be amended or otherwise modified without the prior written consent of the Lender;

     then, and in any such event, the Lender may, by notice to the Borrowers,
(i) declare the obligation of the Lender to make the Advances available to be terminated, whereupon the same shall forthwith terminate, and (ii) declare the
Notes, all interest thereon and all other amounts payable under this Agreement to be forthwith due and payable, whereupon the Notes, all such interest and all such amounts shall become and be forthwith due and payable, without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived by the Borrowers; provided, however, that, in the event of an actual or deemed entry of an order for relief with respect to any of the Obligors under the Federal Bankruptcy Code, (A) the obligation of the Lender to make the
Advances available shall automatically be terminated and (B) the Notes, all such interest and all such amounts shall automatically become and be due and payable, without presentment, demand, protest or any notice of any kind, all of which are hereby expressly waived by the Borrowers.

                                       50

                                   ARTICLE IX

                                  MISCELLANEOUS

     SECTION 9.01. Amendments, Etc. No amendment or waiver of any provision of this Agreement or the Notes, nor consent to any departure by any Obligor therefrom, shall in any event be effective unless the same shall be in writing and signed by the Lender, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

     SECTION 9.02. Notices, Etc. Except as otherwise provided for in this
Agreement, all notices or other communications under or in respect of this
Agreement to any party hereto shall be in writing (that is by letter or telefacsimile) and shall be deemed to be duly given or made when delivered (in the case of personal delivery, courier or first-class mail) or dispatched (in the case of telefacsimile) to such party addressed or dispatched to it at the address or to the telefacsimile number appearing below:

     (a)  if to any of the Obligors

          by personal delivery or courier, to such Obligor at:

          TBS International Limited
          Commerce Building
          One Chancery Lane
          Hamilton HM 12 Bermuda

          or, if by first-class mail or telefacsimile, to such Obligor at:

          TBS International Limited
          P.O. Box HM 2522
          Hamilton HMGX
          Bermuda
          Attention:  William J.  Carr
          Telephone:  +1441 295 9230
          Telefacsimile: +1441 295 4957

          and in any case with a copy to:

          TBS Shipping Services Inc.
          612 East Grassy Sprain Road
          Yonkers, NY 10710 U.S.A.
          Attention: Ferdinand Lepere
          Telephone: +1-914-961-1000
          Telefacsimile: +1-914-961-5121

          and

                                       51

          Cardillo & Corbett
          29 Broadway
          New York, NY 10006 USA
          Attention: Tulio R.  Prieto
          Telephone: + 1-212-344-0464
          Telefacsimile: +1-212-797-1212

     (b)  if the Lender, to the Lender at:

          Bank of America, N.A.
          MA 5-100-09-07
          100 Federal Street
          Boston, MA 02110 U.S.A.
          Attention: Katherine A.  Brand
          Telefacsimile: +1-617-434-1955

(or at such address or telefacsimile number as such party may hereafter specify for such purpose to the other parties by notice in writing to the other parties hereto in accordance therewith).

     SECTION 9.03. No Waiver, Remedies. No failure on the part of the Lender to exercise, and no delay in exercising, any right hereunder or under any Note shall operate as a waiver thereof; nor shall any single or partial exercise of any such right preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

     SECTION 9.04. Costs; Expenses. (a) Whether or not any Advance is made or the transactions contemplated by this Agreement are consummated (including the proposed execution and delivery of the other Loan Documents), the Borrowers agree, jointly and severally, to pay on demand all reasonable out-of-pocket costs and expenses of the Lender in connection with the preparation, execution, delivery, administration, modification and amendment of the Loan Documents and the other documents to be delivered hereunder, including (A) all due diligence, syndication (including printing, distribution and bank meetings), transportation, computer, duplication, appraisal, consultant, and audit expenses and (B) the reasonable fees and expenses of counsel for the Lender with respect thereto and with respect to advising the Lender as to its rights and responsibilities under this Agreement. The Borrowers further agree, jointly and severally, to pay on demand all reasonable out-of-pocket costs and expenses of the Lender in connection with the enforcement of the Loan Documents and the other documents to be delivered hereunder, whether in action, suit, litigation, any bankruptcy, insolvency or other similar proceeding affecting creditors'
rights generally or otherwise (including the reasonable fees and reasonable expenses of counsel for the Lender with respect thereto) and expenses in connection with the enforcement of rights under this Section 9.04(a).

     (b) Upon demand by the Lender from time to time, the Borrowers agree, jointly and severally, to promptly compensate the Lender for and to hold the
Lender harmless from any loss, cost or expense incurred by it as a result of any continuation, conversion, payment or prepayment of any Eurodollar Rate Advance on a day other than the last day of the Interest Period for such Eurodollar Rate
Advance (whether voluntary, mandatory, automatic, by reason of acceleration,

                                       52

or otherwise) or any failure by any Borrower (for a reason other than the failure of the Lender to make an Advance as required by this Agreement) to prepay, borrow, continue or Convert any Eurodollar Rate Advance on the date or in the amount notified by Borrowers, including in each case any loss of anticipated profits and any loss or expense arising from the liquidation or reemployment of funds obtained by it to maintain such Advance or from fees payable to terminate the deposits from which such funds were obtained. The
Borrowers also agree, jointly and severally, to pay any customary administrative fees charged by the Lender in connection with the foregoing. For purposes of calculating amounts payable by the Borrowers to Lender under this Section
9.04(b), the Lender shall be deemed to have funded each Eurodollar Rate Advance made by it at the applicable Eurodollar Rate for such Advance by a matching deposit or other borrowing in the London interbank eurodollar market for a comparable amount and for a comparable period, whether or not such Eurodollar
Rate Advance was in fact so funded.

     (c) The Borrowers agree, jointly and severally, to indemnify and hold harmless the Lender and each of its Affiliates, and their respective officers, directors, employees, agents, advisors and representatives (each, an
"Indemnified Party") from and against any and all claims, damages, losses, liabilities, expenses (including reasonable fees and disbursements of counsel)
and settlement costs that may be incurred by or asserted or awarded against any
Indemnified Party, arising out of or in connection with or relating to (i) the execution or delivery of this Agreement or any agreement or instrument contemplated hereby, the performance by the parties hereto of their respective obligations hereunder or the making of the Advances or the consummation of any other transaction contemplated hereby, (ii) any Advances or the use of the proceeds therefrom, (iii) any actual or alleged presence or release of any
Environmentally Sensitive Material on or from any property owned or operated by any Obligor or any of its Subsidiaries, or any Environmental Action related in any way to any Obligor or any of its Subsidiaries, or (iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory and regardless of whether any Indemnified Party is a party thereto, except, with respect to any particular Indemnified Party, to the extent such claim, damage, loss, liability or expense is either admitted to by such Indemnified Party or found in a final, non-appealable judgment of a court of competent jurisdiction to have resulted from such Indemnified Party's gross negligence or willful misconduct, provided that the foregoing exceptions to the liability of the
Borrowers with respect to such Indemnified Person shall not limit or affect the liability of the Borrowers to any other Indemnified Party. The Obligors agree that no Indemnified Party shall have any liability (whether direct or indirect, in contract, tort or otherwise) to any Obligor or any of its shareholders or creditors for or in connection with the transactions contemplated hereby, except, with respect to any particular Indemnified Party, to the extent such liability is either admitted to by such Indemnified Party or found in a final, non-appealable judgment of a court of competent jurisdiction to have resulted from such Indemnified Party's gross negligence or willful misconduct. No
Indemnified Party shall settle or otherwise pay or agree to pay any claim for which any Borrower is obligated to provide indemnification under this Section without first consulting the Borrowers.

                                       53

     SECTION 9.05. Right of Set-off. Upon the occurrence and during the continuance of any Event of Default, the Lender is hereby authorized at any time and from time to tine, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by the Lender to or for the credit or the account of any of the Borrowers against any and all of the obligations of each such Borrower to the Lender now or hereafter existing under this Agreement, the Notes and the other Loan Documents, whether or not the
Lender shall have made any demand under this Agreement or such Notes and although such obligations may ,be unmatured. The Lender agrees promptly to notify such Borrower after any such set-off and application shall be made by the
Lender, provided that the failure to give such notice shall not affect the validity of such setoff and application. The rights of the Lender under this
Section 9.05 are in addition to other rights and remedies (including other rights of set-off) which the Lender may have.

     SECTION 9.06. Assignments and Participations. (a) This Agreement shall be binding upon and inure to the benefit of the Lender and the Obligors and their respective successors and permitted assigns.

     (b) No Obligor may assign or transfer all or any part of its rights or obligations under this Agreement.

     (c) The Lender may assign to one or more Persons all or a portion of its rights and obligations under this Agreement (including all or a portion of its
Commitment, the Advances owing to it and the Notes held by it); provided, however, that, in the case of any such assignment by the Lender, so long as no
Event of Default shall have occurred and be continuing at the time of such assignment and such assignment is not being made to any Subsidiary or holding company of the Lender or to any Subsidiary of such holding company or to a central bank or monetary or regulatory authority having jurisdiction over the head office of the Lender, (i) the Lender shall have received the prior written consent of the Borrowers, which consent shall not be unreasonably withheld, (ii)
except in the case of an assignment to a Person that, immediately prior to such assignment, was a Lender or an assignment of all of a Lender's rights and obligations under this Agreement, the aggregate amount of the Commitment and the outstanding principal amount of the Advances being assigned pursuant to each such assignment (determined as of the date of such assignment) shall in no event be less than $5,000,000. The Lender shall notify the Borrowers promptly following any such assignment or transfer. If, at any time, there shall be more than one Lender hereunder, each selection, determination or other action permitted to be taken by the Lender hereunder shall be taken unanimously by such
Lenders or as such Lenders may otherwise agree as among themselves.

     (d) The Lender may change its lending office without the consent of the
Borrowers provided that the Lender shall notify the Borrowers promptly following any such change of lending office.

     (e) The Lender may, at its own expense, sell participations to one or more banks or other entities in or to all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment, the Advances and the Notes); provided, however, that (i) the Lender's obligations under this
Agreement (including its Commitment to the Borrowers hereunder) shall remain unchanged, (ii) the Lender shall remain solely responsible to the other

                                       54

parties hereto for the performance of such obligations, (iii) the Lender shall remain the holder of the Notes for all purposes of this Agreement, (iv) the
Obligors shall continue to deal solely and directly with the Lender in connection with this Agreement and (v) no participant under any such participation shall have any right to approve any amendment or waiver of any provision of any Loan Document or to consent to any departure by the Obligors therefrom, except to the extent that such amendment, waiver or consent would reduce or postpone any date fixed for payment of principal of, or interest on, the Notes or any fees or other amounts payable hereunder, in each case to the extent subject to such participation.

     (f) The Lender may, in connection with any assignment or participation or proposed assignment or participation pursuant to this Section 9.06, disclose to the assignee or participant or proposed assignee or participant any information relating to the Obligors to be furnished to the Lender by or on behalf of the
Obligors.

     SECTION 9.07. Governing Law; Submission to Jurisdiction. (a) This Agreement
and the Notes shall be governed by, and construed in accordance with, the laws of the State of New York.

     (b) Each of the Obligors hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of any New York
State court or Federal court of the United States of America sitting in New York
County, and any appellate court thereof, in any action or proceeding arising out of or relating to this Agreement or any other Loan Document, or for recognition or enforcement of any judgment, and each of the Obligors hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State Court or, to the extent permitted by law, in such Federal court. Each of the Obligors agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Each of the Obligors hereby irrevocably appoints Cardillo &
Corbett, with an office at 29 Broadway, New York, New York 10006 U.S.A., as its
agent to receive on its behalf service of copies of the summons and complaint and any other process that may be served in any such action or proceeding. If the appointment of Cardillo & Corbett as agent pursuant to the preceding sentence shall at any time cease to be effective as to any Obligor or Cardillo &
Corbett shall cease to have an office in New York County, each of the Obligors shall immediately appoint another Person having an office in New York County and otherwise acceptable to the Lender to accept service of process on its behalf.
Subject to the foregoing and to paragraph (c) below, nothing in this Agreement or any other Loan Document shall affect any right that any party hereto may otherwise have to bring any action or proceeding relating to this Agreement or any other Loan Document against any other party hereto in the courts of any jurisdiction.

     (c) Each of the Obligors hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or any other Loan
Document in any New York State or Federal court and the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court and any immunity from jurisdiction of any court or from any legal process with respect to itself or its property.

                                       55

     (d) Each of the Obligors agrees that service of process may be made on it by personal service of a copy of the summons and complaint or other legal process in any such suit, action or proceeding, or by registered or certified mail (postage prepaid) to its address specified in Section 9.02, or by any other method of service provided for under the applicable laws in effect in the State of New York.

     SECTION 9.08. Execution in Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

     SECTION 9.09. Entire Agreement. This Agreement, the Notes and the other
Loan Documents embody the entire agreement between the parties relating to the subject matter hereof and supersede all prior agreements, representations and understandings, if any, relating to such subject matter.

     SECTION 9.10. Severability of Provisions. Any provision of the Loan
Documents that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or enforceability without invalidating the remaining provisions thereof or affecting the validity or enforceability of such provision in any other jurisdiction.

     SECTION 9.11. Subordination. Each Obligor (each, a "Subordinating Obligor")
hereby subordinates any and all debts, liabilities and other obligations owed to such Subordinating Obligor by each other Obligor (collectively, the
"Subordinated Obligations") to such other Obligor's obligations hereunder and under the Notes and the other Loan Documents to the extent and in the manner hereinafter set forth in this Section 9.11:

          (a) Except during the continuance of a Default, each Subordinating
     Obligor may receive regularly scheduled payments from any other Obligor on account of the Subordinated Obligations. After the occurrence and during the continuance of any Default, however, unless the Lender otherwise agrees, no Subordinating Obligor shall demand, accept or take any action to collect any payment on account of any Subordinated Obligations.

          (b) In any proceeding of any type described in Section 8.01(f)
     relating to any other Obligor, each Subordinating Obligor agrees that the
     Lender shall be entitled to receive payment in full in cash of all obligations of the Obligors hereunder and under the Notes and the other
     Loan Documents (including all interest and expenses accruing after the commencement of any such proceeding, whether or not constituting an allowed claim in such proceeding ("Post Petition Interest") before such
     Subordinating Obligor receives payment of any Subordinated Obligations.

          (c) After the occurrence and during the continuance of any Default, each Subordinating Obligor shall, if the Lender so requests, collect, enforce and receive payments on account of the Subordinated Obligations as trustee for the Lender and deliver such payments to the Lender on account of the obligations of the Obligors

                                       56

     hereunder and under the Notes and other Loan Documents (including all Post
     Petition Interest), together with any necessary endorsements or other instruments of transfer.

     (d) After the occurrence and during the continuance of any Default, the
Lender is hereby authorized and empowered (but without any obligation to so do), in its discretion, (i) in the name of any Subordinating Obligor, to collect and enforce, and to submit claims in respect of, the Subordinated Obligations and to apply any amounts received thereon to the obligations of the Obligors hereunder and under the other Loan Documents (including any and all Post Petition
Interest), and (ii) to require each Subordinating Obligor (A) to collect and enforce, and to submit claims in respect of, the Subordinated Obligations and
(B) to pay any amounts received on such obligations to the Lender for application to the obligations of the Obligors hereunder and under the Notes and the other Loan Documents (including any and all Post Petition Interest).

     SECTION 9.12. USA PATRIOT Act Notice. The Lender hereby notifies the
Borrowers and each other Obligor that, pursuant to the requirements of the USA
Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001) (the
"Patriot Act"), the Lender is required to obtain, verify and record information that identifies each Borrower and other Obligor, which information includes the name and address of such Borrower or other Obligor and other information that will allow the Lender to identify Borrower in accordance with the Patriot Act.

     SECTION 9.13. WAIVER OF JURY TRIAL. EACH OF THE OBLIGORS AND THE LENDER
IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR
COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR
RELATING TO ANY OF THE LOAN DOCUMENTS, THE ADVANCES OR THE ACTIONS OF THE LENDER
IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE OR ENFORCEMENT THEREOF.

                                       57

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized as of the date first above written.

                                              HUDSON MARITIME CORP.

                                              By: /s/ Tara DeMakes
                                                  ------------------------------
                                                  Name:  Tara DeMakes
                                                  Title: Attorney-in-Fact

                                              KENSINGTON SHIPPING CORP.

                                              By: /s/ Tara DeMakes
                                                  ------------------------------
                                                  Name:  Tara DeMakes
                                                  Title: Attorney-in-Fact

                                              WINDSOR MARITIME CORP.

                                              By: /s/ Tara DeMakes
                                                  ------------------------------
                                                  Name:  Tara DeMakes
                                                  Title: Attorney-in-Fact

                                              TBS INTERNATIONAL LIMITED

                                              By: /s/ Tara DeMakes
                                                  ------------------------------
                                                  Name:  Tara DeMakes
                                                  Title: Attorney-in-Fact

                                              TRANSWORLD CARGO CARRIERS, S.A.

                                              By: /s/ Tara DeMakes
                                                  ------------------------------
                                                  Name:  Tara DeMakes
                                                  Title: Attorney-in-Fact

                                              TBS WORLDWIDE SERVICES INC.

                                              By: /s/ Tara DeMakes
                                                  ------------------------------
                                                  Name:  Tara DeMakes
                                                  Title: Attorney-in-Fact

                                              TBS PACIFIC LINER, LTD.

                                              By: /s/ Tara DeMakes
                                                  ------------------------------
                                                  Name:  Tara DeMakes
                                                  Title: Attorney-in-Fact

                                              TBS LATIN AMERICA LINER, LTD.

                                              By: /s/ Tara DeMakes
                                                  ------------------------------
                                                  Name:  Tara DeMakes
                                                  Title: Attorney-in-Fact

                                              TBS NORTH AMERICA LINER, LTD.

                                              By: /s/ Tara DeMakes
                                                  ------------------------------
                                                  Name:  Tara DeMakes
                                                  Title: Attorney-in-Fact

                                              TBS OCEAN CARRIERS, LTD.

                                              By: /s/ Tara DeMakes
                                                  ------------------------------
                                                  Name:  Tara DeMakes
                                                  Title: Attorney-in-Fact

                                              TBS MIDDLE EAST CARRIERS, LTD.

                                              By: /s/ Tara DeMakes
                                                  ------------------------------
                                                  Name:  Tara DeMakes
                                                  Title: Attorney-in-Fact

                                              TBS EUROLINES, LTD.

                                              By: /s/ Tara DeMakes
                                                  ------------------------------
                                                  Name:  Tara DeMakes
                                                  Title: Attorney-in-Fact

                                              TBS LOGISTICS LTD.

                                              By: /s/ Tara DeMakes
                                                  ------------------------------
                                                  Name:  Tara DeMakes
                                                  Title: Attorney-in-Fact

                                              WESTBROOK HOLDINGS LTD,

                                              By: /s/ Tara DeMakes
                                                  ------------------------------
                                                  Name:  Tara DeMakes
                                                  Title: Attorney-in-Fact

                                              LEAF SHIPPING CORP.

                                              By: /s/ Tara DeMakes
                                                  ------------------------------
                                                  Name:  Tara DeMakes
                                                  Title: Attorney-in-Fact

                                              PACIFIC RIM SHIPPING CORP.

                                              By: /s/ Tara DeMakes
                                                  ------------------------------
                                                  Name:  Tara DeMakes
                                                  Title: Attorney-in-Fact

                                              BANK OF AMERICA, N.A.

                                              By: /s/ Katherine A. Brand
                                                  ------------------------------
                                                  Name:  Katherine A. Brand
                                                  Title: Director

NRTDA.DOC